UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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INTUIT INC.
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INTUIT INC.

NOTICE OF 2009 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend our 2009 Annual Meeting of Stockholders, which will be held at 8:30 a.m. Pacific Standard Time on December 15, 2009 at our offices at 2600 Casey Avenue, Building 9, Mountain View, California 94043. We will also offer a webcast of the annual meeting at http://www.intuit.com/about_intuit/investors/webcast.jhtml.

We are holding the meeting to:

1.	Elect 11 directors nominated by the Board of Directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected;

2.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2010;

3.	Approve an amendment to our 2005 Equity Incentive Plan to (1) extend the term of the plan by an additional year; (2) add 9,000,000 shares to cover awards under the plan through its amended term; and (3) amend certain terms of the non-employee director automatic equity grants;

4.	Approve an amendment to our Employee Stock Purchase Plan to increase the number of shares available for issuance under that plan by 3,000,000 shares; and

5.	Consider any other matters that may properly be brought before the meeting.

Items 1 through 4 are more fully described in the attached proxy statement. We have not received notice of other matters that may be properly presented at the annual meeting.

Only stockholders who owned our stock at the close of business on October 20, 2009 may vote at the meeting, or at any adjournment or postponement of the meeting. For 10 days prior to the annual meeting, a list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters at 2700 Coast Avenue, Mountain View, California 94043. If you would like to view the stockholder list, please call Intuit Investor Relations at (650) 944-3560 to schedule an appointment.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone, as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. We encourage you to vote via the Internet. It is convenient and saves us significant postage and processing costs.

By order of the Board of Directors,

Laura A. Fennell
Senior Vice President, General Counsel and Corporate Secretary

Mountain View, California
October 30, 2009

INTUIT INC.

PROXY STATEMENT 2009 ANNUAL MEETING OF STOCKHOLDERS

Page

PROPOSAL NO. 4 — APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN	54
APPENDIX A	A-1
Supplemental Information for the Compensation Discussion and Analysis Regarding Non-GAAP Financial Measures and Reconciliation of Non-GAAP Financial Measures to Most Directly Comparable GAAP Measures	A-1
APPENDIX B	B-1
2005 Equity Incentive Plan	B-1
APPENDIX C	C-1
Employee Stock Purchase Plan	C-1

INTUIT INC.
P.O. Box 7850
Mountain View, CA 94039-7850

PROXY STATEMENT FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

Intuit’s Board of Directors is asking for your proxy for use at the Intuit Inc. 2009 Annual Meeting of Stockholders (the “Meeting”) and at any adjournment or postponement of the Meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are holding the Meeting on Tuesday, December 15, 2009 at 8:30 a.m. Pacific Standard Time at our offices at 2600 Casey Avenue, Building 9, Mountain View, California 94043. We have first released this proxy statement to Intuit stockholders beginning on October 30, 2009.

Internet Availability of Proxy Materials

As we did last year, we are now furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. We anticipate that the Notice of Internet Availability will be mailed to stockholders on or about October 30, 2009.

Record Date, Outstanding Shares and Quorum

Only holders of record of Intuit common stock at the close of business on October 20, 2009 (called the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, we had approximately 316,469,377 shares outstanding and entitled to vote, held by approximately 763 stockholders of record and approximately 83,990 beneficial owners, who may hold their shares through banks, brokers or other nominees. We need a quorum to take action at the Meeting. We will have a quorum if a majority of the shares outstanding and entitled to vote on the Record Date are present at the Meeting, either in person or by proxy.

If by the date of the Meeting we do not receive sufficient shares to constitute a quorum or approve one or more of the proposals, the Chair of the Meeting, or the persons named as proxies, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Voting Rights

Holders of our common stock are entitled to one vote for each share they owned on the Record Date. Cumulative voting for directors is not permitted. The Inspector of Elections appointed for the Meeting will tabulate all votes. The Inspector will separately tabulate yes and no votes, abstentions and broker non-votes for each proposal.

Voting and Revoking Proxies

Intuit’s Board of Directors is soliciting proxies to vote your shares at the Meeting. All stockholders have three options for submitting their vote prior to the Meeting:

•	via the Internet at www.proxyvote.com (as described in the Notice of Internet Availability);

•	by phone (your Notice of Internet Availability provides information on how to access your proxy card, which contains instructions on how to vote by telephone); or

•	by requesting, completing and mailing in a paper proxy card, as outlined in the Notice of Internet Availability.

We encourage you to register your vote via the Internet.  If you attend the Meeting, you may also submit your vote in person, and any votes that you previously submitted — whether via the Internet, by phone or by mail — will be superseded by the vote that you cast at the Meeting. If you properly submit your proxy, via the Internet, phone or mail, and do not revoke it prior to the Meeting, your shares will be voted in the manner described in this proxy statement or as you may otherwise direct.

If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1 and in favor of Proposals 2, 3, and 4. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Whether you submit your proxy via the Internet, by phone or by mail, you may revoke it at any time before voting takes place at the Meeting. If you are the record holder of your shares and you wish to revoke your proxy, you must deliver instructions to: Laura A. Fennell, Corporate Secretary, at Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850. You may also revoke a proxy by submitting a later-dated vote, in person at the Meeting. Please note that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Meeting, you must bring to the Meeting a letter from the record holder confirming your beneficial ownership of the shares. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. A majority of votes cast is required to approve Proposals 2, 3, and 4. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast on these proposals.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Proposal 1 (election of directors) and Proposal 2 (ratifying the appointment of our independent registered public accounting firm) should be treated as routine matters. If your broker votes on your behalf on these two proposals, your shares also will be counted as present for the purpose of determining a quorum. Proposals 3 and 4 are not considered routine matters, and without your instruction, your broker cannot vote your shares. If a broker, bank, custodian, nominee or other record holder of Intuit stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, these shares (called “broker non-votes”) will also be counted as present in determining whether we have a quorum but will not be counted for the purpose of determining the number of votes cast on a specific proposal.

Soliciting Proxies

Intuit will pay all expenses of soliciting proxies to be voted at the Meeting. After the proxies are initially distributed, Intuit and/or its agents may also solicit proxies by mail, electronic mail, telephone or in person. We have hired a proxy solicitation firm, Innisfree M&A Incorporated, to assist us in soliciting proxies. We will pay Innisfree a fee of $7,500 plus their expenses, which we estimate will be approximately $7,000. We will ask brokers, custodians, nominees and other record holders to prepare and send a Notice of Internet Availability of Proxy Materials to people or entities for whom they hold shares and forward copies of the proxy materials to beneficial owners who request paper copies.

Voting Results

The preliminary voting results will be announced at the Meeting. The final voting results will be tallied by our Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ending January 31, 2010.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, certain stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of Internet Availability of Proxy Materials, annual report on Form 10-K and proxy materials, as applicable, sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.

How to Obtain a Separate Set of Voting Materials

If you received a householded mailing this year, and you would like to have additional copies of our Notice of Internet Availability of Proxy Materials, annual report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Investor Relations, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California, 94039-7850, or call (650) 944-3560 and we will deliver these materials to you promptly upon such written or oral request. You may also contact us at the address or phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call (800) 542-1061 or send a written request to Investor Relations at the above address.

Annual Report on Form 10-K and Additional Materials

The Notice of Annual Meeting, this Proxy Statement and our annual report on Form 10-K for the fiscal year ended July 31, 2009 have been made available to all stockholders entitled to vote at the Annual Meeting and who received the Notice of Internet Availability of Proxy Materials. The annual report on Form 10-K can also be viewed at www.intuit.com/about_intuit/investors.

Paper copies of our annual report on Form 10-K (excluding exhibits) for the fiscal year ended July 31, 2009 may be obtained without charge by writing to Investor Relations, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California, 94039-7850, or by calling (650) 944-3560.

OUR BOARD OF DIRECTORS AND NOMINEES

Our Board currently consists of 11 directors, of whom 10 are standing for re-election. In October 2009, we announced that Stephen M. Bennett has decided not to stand for re-election and is expected to serve as a director until the date of the Meeting. We also announced that David H. Batchelder has been nominated to stand for election as director. The nominees for election include eight independent directors, as defined in the applicable rules for companies traded on the NASDAQ Global Select Market (NASDAQ) and three directors who are employees of Intuit. Stockholders elect all directors annually. The authorized number of directors is currently 11.

Directors Standing for Election

Incumbent Nominees

Each of the incumbent directors listed below has been nominated for election by the Board of Directors upon recommendation by the Nominating and Governance Committee and has agreed to stand for election to a one-year term. Information concerning the incumbent nominees for director is provided below.

Christopher W. Brody (Age 64)
Chairman, Vantage Partners LLC

Mr. Brody has been an Intuit director since 1993 and is a member of the Acquisition Committee, the Compensation and Organizational Development Committee and chairs the Nominating and Governance Committee. Mr. Brody has been Chairman of Vantage Partners LLC, a private investment firm, since January 1999. From 1971 through 1998, Mr. Brody was a partner of Warburg, Pincus & Co., a venture capital and private equity investment firm. Mr. Brody also serves as a director of several privately held companies. Mr. Brody holds a Bachelor of Arts in English Literature from Harvard College and a Master in Business Administration from Harvard Business School.

William V. Campbell (Age 69)
Chairman of the Board of Directors, Intuit Inc.

Mr. Campbell has been an Intuit director since 1994. He served as Intuit’s President and Chief Executive Officer from April 1994 through July 1998. He has served as Chairman of the Board since August 1998 and was Acting Chief Executive Officer from September 1999 until January 2000. Mr. Campbell also serves on the board of directors of Apple, Inc. Mr. Campbell holds a Bachelor of Arts in Economics and a Masters of Science from Columbia University, where he is Chair of the Board of Trustees. He is currently Non-Executive Chairman.

Scott D. Cook (Age 57)
Founder and Executive Officer of Intuit Inc.

Mr. Cook, a founder of Intuit, has been an Intuit director since 1984. He served as Intuit’s Chairman of the Board from February 1993 through July 1998. From April 1984 to April 1994, he served as Intuit’s President and Chief Executive Officer. Mr. Cook also serves on the boards of directors of eBay Inc. and The Procter & Gamble Company. Mr. Cook holds a Bachelor of Arts in Economics and Mathematics from the University of Southern California and a Master in Business Administration from Harvard Business School.

Diane B. Greene (Age 54)
Former President and CEO, VMware, Inc.

Ms. Greene has been an Intuit director since August 2006 and is a member of the Audit and Risk Committee. She co-founded VMware, a developer and provider of software for virtualized desktops, servers, storage and networking, in 1998, and served as its chief executive officer and president until July 2008. Before co-founding VMware, Ms. Greene held technical leadership positions at Silicon Graphics, Tandem, and Sybase and was chief executive officer of VXtreme. Ms. Greene also serves as a member of The MIT Corporation. Ms. Greene holds a Bachelor of Arts in mechanical engineering from the University of Vermont, a Master of Science degree in naval architecture from the Massachusetts Institute of Technology and a Master of Science degree in computer science from the University of California, Berkeley.

Michael R. Hallman (Age 64)
President, The Hallman Group

Mr. Hallman has been an Intuit director since 1993 and is the Chairman of the Compensation and Organizational Development Committee and a member of the Nominating and Governance Committee. Mr. Hallman has been President of The Hallman Group, a management consulting firm, since October 1992. Mr. Hallman was President and Chief Operating Officer of Microsoft Corporation from March 1990 through April 1992. Mr. Hallman holds both a Bachelor’s and a Master’s degree in Business Administration from the University of Michigan.

Edward A. Kangas (Age 65)
Non-Employee Chairman, Tenet Healthcare

Mr. Kangas has been a director of Intuit since July 2007 and is a member of the Acquisition Committee and the Compensation and Organizational Development Committee. He has been chairman of Tenet Healthcare, an owner/operator of acute care hospitals and related healthcare services, since July 2003 and served as a director since April 2003. From 1989 to 2000, Mr. Kangas was global chairman and chief executive officer of Deloitte. He also served as the managing partner of Deloitte & Touche (USA) from 1989 to 1994. Mr. Kangas is also a director of Eclipsys Corporation, Hovnanian Enterprises, Inc. and United Technologies Corporation. He holds a Bachelor’s degree and a Master’s degree in Business Administration from the University of Kansas.

Suzanne Nora Johnson (Age 52)
Former Vice-Chairman, The Goldman Sachs Group

Ms. Nora Johnson has been a director of Intuit since July 2007 and is a member of the Acquisition Committee and the Audit and Risk Committee. From 1985 to 2007, she held senior management and other positions with The Goldman Sachs Group, including vice-chairman of the firm, chairman of the firm’s global markets institute, head of the global investments research division, senior director and member of the firm’s management committee. Ms. Nora Johnson also serves on the boards of directors of American International Group, Inc., Pfizer Inc., and VISA Inc. Her non-profit board affiliations include, among others, the American Red Cross, the Brookings Institution, Carnegie Institution of Washington, the Markle Foundation and the University of Southern California. Ms. Nora Johnson earned a Bachelor’s degree from the University of Southern California and a Juris Doctor from Harvard Law School.

Dennis D. Powell (Age 61)
Executive Advisor and former Chief Financial Officer, Cisco Systems, Inc.

Mr. Powell has been an Intuit director since February 2004 and is a member of the Acquisition Committee and the Chairman of the Audit and Risk Committee. He joined Cisco Systems, a provider of networking products and services, in 1997 and served as the Senior Vice President and Chief Financial Officer from May 2003 to February 2008, when he became an Executive Advisor to Cisco. From January 1997 to June 2002, he was Cisco’s Vice President, Corporate Controller, and from June 2002 to May 2003, he was Senior Vice President, Corporate Finance. Prior to joining Cisco, Mr. Powell was employed by Coopers & Lybrand LLP for 26 years, most recently as a senior partner. Mr. Powell also serves on the boards of directors of Applied Materials, Inc., a provider of fabrication services, equipment and software, and VMware, Inc., a developer and provider of software for virtualized desktops, servers, storage and networking. Mr. Powell holds a Bachelor of Science in Business Administration with a concentration in accounting from Oregon State University.

Stratton D. Sclavos (Age 48)
Partner, Radar Partners

Mr. Sclavos has been an Intuit director since 2001 and is a member of the Nominating and Governance Committee. He has been a partner at Radar Partners, an investment firm, since November 2007. Previously, he served as President, Chief Executive Officer and a director of VeriSign, Inc., a provider of intelligent infrastructure services for networks, from July 1995 to May 2007 and Chairman of its board of directors from December 2001 to May 2007. Mr. Sclavos is also a director of Juniper Networks, Inc. (an internet infrastructure systems provider), and Salesforce.com (a provider of customer relationship management services) and several private companies. Mr. Sclavos holds a Bachelor of Science in Electrical and Computer Engineering from the University of California, Davis.

Brad D. Smith (Age 45)
President and Chief Executive Officer, Intuit Inc.

Mr. Smith has been President and Chief Executive Officer and a member of the Board of Directors since January 2008. He was Senior Vice President and General Manager, Small Business Division from May 2006 to December 2007 and Senior Vice President and General Manager, QuickBooks from May 2005 to May 2006. He also served as Senior Vice President and General Manager, Consumer Tax Group from March 2004 until May 2005 and as Vice President and General Manager of Intuit’s Accountant Central and Developer Network from February 2003 to March 2004. Prior to joining Intuit in 2003, Mr. Smith was Senior Vice President of Marketing and Business Development of ADP, a provider of business outsourcing solutions, where he held several executive positions from 1996 to 2003. Mr. Smith holds a Bachelor’s degree in Business Administration from Marshall University and a Master’s degree in Management from Aquinas College.

New Nominee

Mr. Batchelder has been nominated for election by the Board of Directors upon recommendation by the Nominating and Governance Committee and has agreed to stand for election to a one-year term.

David H. Batchelder (Age 60)
Principal of Relational Investors LLC

Mr. Batchelder, a founder of Relational Investors LLC, an investment advisory firm, has been a principal of that firm since 1996. From 1988 to 2005, Mr. Batchelder was a principal of Relational Advisors LLC, a financial advisory and investment banking firm, which he founded. Prior to founding Relational Advisors and Relational Investors, Mr. Batchelder held various executive positions with Mesa Petroleum Co., an oil and gas production company, from 1978 to 1988, and served as its President and Chief Operating Officer from 1986 to 1988. He has served as a director of 10 different public companies, and currently serves on the board of directors of The Home Depot, Inc. Mr. Batchelder holds a Bachelor’s degree in Accounting from Oklahoma State University.

Agreement with Relational Investors

On October 12, 2009, we entered into a letter agreement (the “Letter Agreement”) with Relational Investors LLC (“Relational”), certain of Relational’s affiliates, Mr. Batchelder, Ralph V. Withworth and John A. Sullivan (collectively, the “Relational Group”) pursuant to which the Relational Group withdrew its nomination of three candidates for election as directors at the Meeting.

Pursuant to the Letter Agreement, we agreed (a) to nominate Mr. Batchelder for election to our Board at the Meeting and (b) that, upon election, Mr. Batchelder will join the Acquisition Committee and Compensation and Organizational Development Committee of our Board. The Relational Group, which beneficially owns approximately 4% of our common stock, has agreed to vote for and publicly support and recommend the Board’s nominees for director at the Meeting.

In addition, the Relational Group has agreed to observe customary standstill provisions through the date that is 30 days prior to the last day of the notice period specified in Intuit’s advance notice bylaw related to nominations of directors at the 2011 Annual Meeting of Stockholders. The standstill provisions provide, among other things, that the Relational Group will not (a) engage in or in any way participate in a solicitation of proxies or consents with respect to Intuit, (b) initiate any shareholder proposals, (c) control or seek to control, or influence or seek to influence, the management, Board of Directors or policies of Intuit, or (d) own more than 9.9% of Intuit’s common stock.

If our Board determines, in its sole discretion, not to renominate Mr. Batchelder for election as a director at the 2010 Annual Meeting of Stockholders, the standstill provisions contained in the Letter Agreement will immediately terminate. If our Board determines to renominate Mr. Batchelder in connection with the 2010 Annual Meeting, the Relational Group has agreed to vote for and publicly support and recommend our Board’s nominees for director at the 2010 Annual Meeting.

CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Principles that are designed to assist the Board in observing practices and procedures that serve the best interests of Intuit and our stockholders. The Nominating and Governance Committee is responsible for overseeing these Corporate Governance Principles and periodically making recommendations to the Board regarding any changes. These Corporate Governance Principles address, among other things, our policy on succession planning and senior leadership development, retirement, Board performance evaluations, committee structure and stock ownership requirements.

We maintain a corporate governance page on our company website that includes key information about corporate governance matters, including copies of our Corporate Governance Principles, our code of conduct and ethics for all employees, including our company’s senior executive and financial officers, our Board Code of Ethics and the charter for each Board committee. The link to this corporate governance page can be found at http://investors.intuit.com/governance.cfm

Board Responsibilities and Structure

The Board oversees management’s performance on behalf of Intuit’s stockholders. The Board’s primary responsibilities are (1) to select, oversee and determine compensation for the Chief Executive Officer who, with senior management, runs Intuit on a day-to-day basis, (2) to monitor management’s performance to assess whether Intuit is operating in an effective, efficient and ethical manner in order to create value for Intuit’s stockholders, and (3) to periodically review Intuit’s long-range plan, business initiatives, capital projects and budget matters.

The Board appoints the Chairman of the Board, who may be a former officer of Intuit if the Board determines that it is in the best interests of Intuit and its stockholders. However, if the Chairman is also the Chief Executive Officer, then the Board has determined that it will appoint a lead independent director. William V. Campbell, the current Chairman of the Board, is a non-executive employee of Intuit and previously served as Intuit’s chief executive officer.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board held five meetings during fiscal 2009. The independent directors also meet in executive session without management present. During fiscal 2009, the independent directors held three executive sessions. With respect to executive sessions of the independent directors, the independent directors may from time to time designate an independent director to serve as presiding director to chair these sessions. In addition, the presiding director may advise the Chairman of the Board with respect to agendas and information to be provided to the Board and may perform such other duties as the Board may from time to time delegate to assist it in fulfilling its responsibilities. The Board has delegated certain responsibilities and authority to the committees described below. Committees report regularly on their activities and actions to the full Board.

Director Independence

Our Board currently includes seven independent directors, all of whom are standing for election. To be considered independent under NASDAQ rules, a director may not be employed by Intuit or engage in certain types of business dealings with Intuit. In addition, as required by NASDAQ rules, the Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the company with regard to each director’s business and personal activities as they relate to Intuit and Intuit’s management. Based on this review, the Board has determined that Mr. Brody, Ms. Greene, Mr. Hallman, Mr. Kangas, Ms. Nora Johnson, Mr. Powell and Mr. Sclavos are independent directors. The Board has also determined that Mr. Batchelder, who is standing for election for the first time at the Meeting, will, upon election, be an independent director.

In assessing director independence under NASDAQ rules, the Nominating and Governance Committee and the full Board review relevant transactions, relationships and arrangements that may affect the independence of our Board members. Mr. Powell and Mr. Sclavos are, or were during fiscal 2009, directors of companies with which Intuit conducts business in the ordinary course. Consistent with NASDAQ independence standards, Intuit did not make payments to, or receive payments from, any of these companies for property or services in the current or any of the last three fiscal years that exceed 5% of Intuit’s or any of the other parties’ consolidated gross revenues. Ms. Nora Johnson sits on the board of a charitable organization to which Intuit has made employee matching contributions in amounts that are immaterial to both Intuit and the organization. Following review of these transactions, the Board determined that each of these directors is independent under NASDAQ rules.

Attendance at Board, Committee and Annual Stockholders Meetings

The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each Board member will see that other commitments do not materially interfere with his or her service on the Board. Directors generally may not serve on the boards of more than six public companies, including Intuit’s board. Any director, who has a principal job change, including retirement, must submit a letter of resignation to the Chairman of the Board. The Board, in consultation with the Nominating and Governance

Committee, will review each offered resignation and determine whether or not to accept such resignation after consideration of the continued appropriateness of Board membership under the new circumstances.

During fiscal 2009, no director attended less than 75% of the aggregate number of meetings of the Board and the committees on which he or she served. Three directors attended the 2008 Annual Meeting of Stockholders. Under the Corporate Governance Principles, all directors are encouraged to attend the annual meetings of Intuit’s stockholders.

Board Committees and Charters

The Board currently has a standing Acquisition Committee, Audit and Risk Committee, Compensation and Organizational Development Committee and Nominating and Governance Committee. The members of each committee are appointed by the Board based on recommendations of the Nominating and Governance Committee. Each member of these committees is an independent director as determined by the Board in accordance with NASDAQ listing standards. Each committee has a charter and annually reviews its charter and makes recommendations to our Board for revision of its charter to reflect evolving best practices. Copies of each charter can be found on our website at http://investors.intuit.com/charters.cfm. Current committee members are identified in the following table.

Compensation and
			Organizational	Nominating and
	Acquisition	Audit and Risk	Development	Governance
Director	Committee	Committee	Committee	Committee

Stephen M. Bennett
Christopher W. Brody	X		X	Chair
William V. Campbell
Scott D. Cook
Diane B. Greene		X
Michael R. Hallman			Chair	X
Edward A. Kangas	X		X
Suzanne Nora Johnson	X	X
Dennis D. Powell	X	Chair
Stratton D. Sclavos				X
Brad D. Smith

Acquisition Committee

The Acquisition Committee was established on January 16, 2008 to review and approve acquisition, divestiture and investment transactions proposed by Intuit’s management in which the total consideration to be paid or received by Intuit does not exceed the limits that may be established by the Board from time to time.

In fiscal 2009, the Acquisition Committee held eight meetings.

Audit and Risk Committee

The Audit and Risk Committee represents and assists the Board in its oversight of Intuit’s financial reporting, internal controls and audit functions, and is directly responsible for the selection, retention, compensation and oversight of the work of Intuit’s independent auditor.

Our Board has determined that each member of the Audit and Risk Committee is independent, as defined under applicable NASDAQ listing standards and SEC rules related to audit committee members, and is financially literate, as required by NASDAQ listing standards. All members of the Audit and Risk Committee have been determined by the Board to meet the qualifications of an “audit committee financial expert,” as defined by SEC rules, and to meet the qualifications of “financial sophistication” in accordance with NASDAQ listing standards. Stockholders should understand that these designations related to an Audit and Risk Committee member’s experience and understanding do not impose upon him or her any duties, obligations or liabilities greater than those generally imposed on other members of the Board.

In fiscal 2009, the Audit and Risk Committee held 12 meetings. The responsibilities and activities of the Audit and Risk Committee are described in greater detail in “Audit and Risk Committee Report” beginning on page 43.

Compensation and Organizational Development Committee

The Compensation and Organizational Development Committee (the “Compensation Committee”) assists the Board in the review and approval of executive compensation and the oversight of organizational and management development for executive officers and other employees of Intuit. Each member of this committee is independent under NASDAQ listing standards and is an “outside” director as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and a “Non-Employee Director,” as defined in Rule 16(b)-3 under the Securities Exchange Act of 1934. The Compensation Committee met 10 times in fiscal 2009. The Compensation Committee held a portion of each meeting in closed session, with only the Compensation Committee members and, on certain occasions, William Campbell, the Chairman of the Board.

For more information on the responsibilities and activities of the Compensation Committee, including the committee’s processes for determining executive compensation, see the “Compensation and Organizational Development Committee Report” on page 19 and “Compensation Discussion and Analysis” beginning on page 19.

The Compensation Committee is also responsible for reviewing the compensation for non-employee directors on an annual basis and making recommendations to the Board, in the event they determine changes are needed. As part of its review of non-employee director compensation, the Compensation Committee generally receives input from an independent compensation consultant, currently Watson Wyatt, which measures and benchmarks our non-employee director compensation against a certain peer group of companies.

Nominating and Governance Committee

The Nominating and Governance Committee reviews and makes recommendations to the Board regarding Board composition and appropriate governance standards. The Nominating and Governance Committee held two meetings in fiscal 2009.

The committee has adopted a process to identify and evaluate candidates for director, whether recommended by management, Board members, or stockholders (if made in accordance with the procedures set forth under “Stockholder Recommendations of Director Candidates” on page 15). The committee will evaluate candidates properly recommended by stockholders in the same manner as candidates recommended by others. The committee believes that all nominees for Board membership should possess the highest ethics, integrity and values and be committed to representing the long-term interests of Intuit’s stockholders. In addition, nominees should have broad, high-level experience in business, government, education, technology or public interest. They should also have sufficient time to carry out their duties as directors of Intuit and have an inquisitive and objective perspective, practical wisdom and mature judgment. The committee will also consider additional factors — such as independence, diversity, expertise and specific skills, and other qualities that may contribute to the Board’s overall effectiveness — when evaluating candidates for director. Intuit may also engage third-party search firms to provide assistance in identifying and evaluating Board candidates.

Consideration of director candidates typically involves a series of discussions, a review of available information concerning the candidate, qualifications for Board membership established by the Nominating and Governance Committee, the existing composition of the Board, and other factors the committee deems relevant. In conducting its review and evaluation, the committee may solicit the views of management, other Board members and other individuals it believes may have insight into a candidate.

Compensation Committee Interlocks and Insider Participation

No executive officer of Intuit during fiscal 2009 served, or currently serves, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on Intuit’s Board or Intuit’s Compensation Committee.

DIRECTOR COMPENSATION

Overview

Our non-employee directors receive a combination of equity and cash compensation for serving on our Board. Our three directors who are company employees — Mr. Smith, Mr. Cook and Mr. Campbell — do not receive board fees or equity for their Board service. The Compensation Committee is responsible for reviewing the equity and cash compensation for non-employee directors on an annual basis and making recommendations to the Board, in the event it determines changes are needed. The Compensation Committee worked with Watson Wyatt, its independent compensation consultant, to review non-employee director compensation during the summer of 2009. In October 2009, the Compensation Committee recommended to the Board that the equity component should be changed from options to restricted stock units, and from a fixed number of shares to a fixed dollar amount (as discussed under “New Director Equity Compensation Program” on page 15) in order for our director compensation program to provide an appropriate incentive to attract and retain qualified non-employee board members. If approved by the stockholders, the new non-employee director compensation program will go into effect for all grants made after December 15, 2009, the date of the Meeting.

The following table summarizes the fiscal 2009 compensation earned by each member of the Board other than Mr. Smith, whose compensation is described under “Executive Compensation” beginning on page 31. The compensation reported below was granted under the existing non-employee director compensation program, comprised of a combination of cash and options.

Director Summary Compensation Table

	Board
	Fees Earned			All Other
	or Paid in		Option	Compensation
Director Name	Cash ($)		Awards ($)(1)	($)		Total ($)

Stephen M. Bennett	30,000		69,229	—		99,229
Christopher W. Brody	70,000		346,362	—		416,362
William V. Campbell	—		—	870,000	(2)	870,000
Scott D. Cook	—		—	729,638	(3)	729,638
Diane B. Greene	45,000		374,055	—		419,055
Michael R. Hallman	45,000		246,376	—		291,376
Edward A. Kangas	56,250	(4)	318,638	—		374,888
Suzanne Nora Johnson	60,000		360,644	—		420,644
Dennis D. Powell	75,000		307,496	—		382,496
Stratton D. Sclavos	40,000		229,410	—		269,410

(1)	Amounts included in the Option Awards column above reflect total option-related expense recognized for financial statement reporting purposes for the fiscal year ended July 31, 2009 assuming no forfeitures. In the case of an actual forfeiture due to termination of services, we have reduced the expense based on that forfeiture. The amounts in this column differ from amounts in the following table titled “Option Grants to Non-Employee Directors During Fiscal Year 2009,” because that table includes the full fair value as of the grant date of options granted during fiscal 2009 only, irrespective of the years in which option-related expense is recognized. See Intuit’s annual report on Form 10-K for the fiscal year ended July 31, 2009 for a complete description of the valuation.

(2)	Mr. Campbell’s compensation of an annual salary of $600,000 for fiscal 2009 and an incentive bonus of $270,000 awarded for fiscal 2009 represented his role as Executive Chairman of the Board of Intuit. In July 2009, the Compensation Committee designated Mr. Campbell as Non-Executive Chairman of the Board with a base stipend of $180,000. Mr. Campbell did not receive equity awards from Intuit during fiscal 2009.

(3)	Mr. Cook is a full-time employee of Intuit. His compensation represents an annual salary of $500,000; an incentive bonus of $225,000 awarded for service in fiscal 2009; and premiums for Intuit’s Executive Long-Term Disability Plan of $4,638. Mr. Cook did not receive equity awards from Intuit during fiscal 2009.

(4)	Amount reflects payment for a partial year of service on the Acquisition Committee.

Option Grants to Non-Employee Directors During Fiscal Year 2009

The following table shows each option grant made to our non-employee directors during fiscal 2009, including the grant date, number of shares, exercise price, and grant date fair value. All options have an exercise price equal to the fair market value of Intuit’s common stock on the date of grant.

		Shares Subject	Exercise	Grant Date
Director Name	Grant Date	to Option (#)	Price ($)	Fair Value ($)

Stephen M. Bennett	01/13/09	67,500	24.05	508,262

Total		67,500 (1)		508,262

Christopher W. Brody	11/25/08	22,500	21.82	165,888
	01/16/09	7,500	24.01	46,728
	01/18/09	7,500	24.01	46,728
	01/18/09	7,500	24.01	46,728

Total		45,000		306,072

Diane B. Greene	08/15/08	22,500	30.57	188,264
	08/15/08	7,500	30.57	57,901

Total		30,000		246,165

Michael R. Hallman	11/25/08	22,500	21.82	165,888
	01/18/09	10,000	24.01	62,304
	07/29/09	7,500	29.69	50,378

Total		40,000		278,570

Edward A. Kangas	01/21/09	7,500	23.49	45,413
	07/24/09	22,500	29.23	160,112
	07/24/09	7,500	29.23	48,929

Total		37,500		254,454

Suzanne Nora Johnson	01/16/09	7,500	24.01	46,728
	07/24/09	22,500	29.23	160,112
	07/24/09	7,500	29.23	48,929

Total		37,500		255,769

Dennis D. Powell	01/16/09	7,500	24.01	46,728
	02/19/09	22,500	21.27	141,667
	02/19/09	10,000	21.27	58,104

Total		40,000		246,499

Stratton D. Sclavos	08/01/08	22,500	27.44	175,043
	12/12/08	7,500	22.99	49,580

Total		30,000		224,623

(1)	In October 2009, we announced that Mr. Bennett had decided not to stand for re-election to the Board. In recognition of the many years of commitment and service provided by Mr. Bennett, our Compensation Committee approved the acceleration of vesting of Mr. Bennett’s January 2009 non-employee director stock option for 67,500 shares. This option will become fully vested and exercisable in December 2009, on the day before Mr. Bennett’s final day on the Board. A quarter of these options would have vested on January 13, 2010.

Outstanding Option Awards for Directors at Fiscal Year-End 2009 (Exercisable and Unexercisable)

The following table provides information on the outstanding equity awards for our directors, other than Mr. Smith, as of July 31, 2009.

Aggregate
Shares Subject
to Outstanding
Director Name	Options (#)

Stephen M. Bennett	1,672,471
Christopher W. Brody	497,500
William V. Campbell	620,000
Scott D. Cook	201,000
Diane B. Greene	135,000
Michael R. Hallman	480,000
Edward A. Kangas	142,500
Suzanne Nora Johnson	150,000
Dennis D. Powell	292,500
Stratton D. Sclavos	349,000

Annual Retainer for Non-Employee Directors

Non-employee directors are paid an annual cash retainer of $30,000, plus additional cash retainers based on their committee service. These annual retainers are paid in quarterly installments and are listed in the following table:

Annual
Position	Amount ($)

Board Member	30,000
Chair of Audit and Risk Committee	30,000
Member of Acquisition Committee, Audit and Risk Committee, Compensation and Organizational Development Committee	15,000
Nominating and Governance Committee Member	10,000

We reimburse non-employee directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Automatic Option Grants to Non-Employee Directors Under the 2005 Equity Incentive Plan

All options granted to non-employee directors in fiscal 2009 were made pursuant to a shareholder-approved non-discretionary formula set forth in our 2005 Equity Incentive Plan (the “Plan”). The exercise price for each option granted to a non-employee director is the fair market value of Intuit’s stock on the grant date. Pursuant to the terms of the Plan’s non-discretionary formula, each initial option grant is granted on the date a non-employee board member first becomes a member of the Board, each succeeding annual grant is granted on the anniversary of such date and each option grant awarded for committee service is granted on the date the non-employee board member is appointed to a committee or the anniversary thereof. The automatic option grant amounts for fiscal 2009 are listed in the following table:

Shares Subject
Non-Employee Board Position	to Option (#)

New Board Member (on date of joining Board)	67,500
Continuing Board Member (annual grant)	22,500
Board-designated Committee Chair (annual grant)	10,000
Other Committee Members (annual grant)	7,500

Initial non-employee director option grants vest over four years, with 25% of the option shares vesting on the first anniversary of the grant date and the remaining 75% of the shares vesting pro rata over the next 36 months. Succeeding annual non-employee director option grants vest over two years, with 50% of the option shares vesting on the first anniversary of the grant date and the remaining 50% vesting pro rata over the next 12 months. Committee option grants vest pro rata over 12 months and are fully vested on the first anniversary of the grant date. The grants vest only while the recipient remains in service.

New Director Equity Compensation Program

If Proposal No. 3 is approved, effective for all grants made after December 15, 2009, the date of the Annual Meeting, non-employee directors will receive equity grants in the form of restricted stock units (instead of options) for their Board and committee service. Grants of restricted stock units to non-employee directors will be made pursuant to a non-discretionary formula based on a fixed dollar amount rather than a fixed number of shares. The Compensation Committee believes this change is appropriate because it will help align non-employee directors’ interests with the interests of Intuit’s stockholders while continuing to be an incentive through possible declines in the price of Intuit’s common stock, as well as achieve consistency in our non-employee director compensation program both among directors and from year to year. Because the formula is based on a fixed dollar amount, the number of restricted stock units awarded to non-employee directors will vary, depending on the closing price of Intuit’s common stock on the date of grant. The restricted stock units will vest over approximately the same periods that the options currently granted to non-employee directors vest, but settlement of the awards can be deferred for up to five years if the non-employee director so elects. A non-employee director will receive committee grants for a maximum of two committees. For more information, including a detailed description of the vesting schedules and the deferral alternatives applicable to the grants of restricted stock units, see “Proposal No. 3 — Approval of an Amendment to the 2005 Equity Incentive Plan” on page 45.

Director Stock Ownership Requirement

Each director is required to hold at least 10,000 shares of Intuit common stock by the later of July 2011 or five years from the date the director joined the Board. The shares must then be held throughout the director’s tenure on the Board. If any director does not meet the stock ownership requirement within the designated time frame, 50% of his or her annual cash retainers will be made in the form of Intuit stock until compliance is achieved.

STOCKHOLDER MATTERS

Stockholder Communications with the Board

The Nominating and Governance Committee is responsible for receiving stockholder communications on behalf of the Board. Any stockholder may send communications by mail to the Board or individual directors c/o Corporate Secretary, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850 or via our website at http://investors.intuit.com/contactBoard.cfm. The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. The Corporate Secretary may also forward certain communications elsewhere in the company for review and possible response. In particular, communications such as product or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Stockholder Recommendations of Director Candidates

As discussed above, our Nominating and Governance Committee will consider director candidates recommended by a stockholder. A stockholder seeking to recommend a candidate for the committee’s consideration should submit the candidate’s name and qualifications to: Nominating and Governance Committee, c/o Corporate Secretary, Intuit Inc., P.O. Box 7850, Mail Stop 2700, Mountain View, California 94039-7850 or via our website at http://investors.intuit.com/contactBoard.cfm. You may find a copy of a document entitled “Process of Identifying and Evaluating Nominees for Director” on our website at http://investors.intuit.com/charters.cfm

Stockholder Proposals and Nominations for the 2010 Annual Meeting of Stockholders

Any stockholder who intends to present a proposal for inclusion in Intuit’s 2010 proxy statement and form of proxy must submit the proposal, in writing, so that the Corporate Secretary receives it at our principal executive offices by July 2, 2010. Any stockholder who wishes to bring a proposal or nominate a person for election to the Board at the 2010 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to Intuit’s Corporate Secretary, at our principal executive offices, between September 1, 2010 and October 1, 2010. In addition, our stockholders must comply with the procedural requirements in our bylaws, which stockholders can obtain from us upon request. Our bylaws are also on file with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

The following table shows shares of Intuit’s common stock that we believe are owned as of September 30, 2009 by:

•	Each Named Executive Officer (defined on page 19),

•	Each director and nominee,

•	All current directors, nominees and executive officers as a group, and

•	Each stockholder owning more than 5% of our common stock.

Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Unless indicated in the notes, the address of each beneficial owner is c/o Intuit Inc., P.O. Box 7850, Mountain View, California 94039-7850.

We calculated the “Percent of Class” based on 319,649,504 shares of common stock outstanding on September 30, 2009. In accordance with SEC regulations, we also include (1) shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2009, and (2) shares issuable upon settlement of restricted stock units that are vested, or will become vested within 60 days of September 30, 2009. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or restricted stock unit for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Amount and
	Nature of Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class

Directors, Nominees and Named Executive Officers:
Scott D. Cook(1)	20,029,228	6.26%
Brad D. Smith(2)	758,775	*
R. Neil Williams(3)	85,362	*
Kiran M. Patel(4)	1,014,683	*
Alexander M. Lintner(5)	220,450	*
Sasan K. Goodarzi(6)	239,551	*
Stephen M. Bennett(7)	1,300,000	*
Christopher W. Brody(8)	924,500	*
William V. Campbell(9)	335,294	*
Diane B. Greene(10)	115,780	*
Michael R. Hallman(11)	653,339	*
Edward A. Kangas(12)	78,125	*
Suzanne Nora Johnson(13)	85,625	*
Dennis D. Powell(14)	263,437	*
Stratton D. Sclavos(15)	345,937	*
David H. Batchelder(16)	13,150,500	4.11%
All current directors, nominees and executive officers as a group (18 people)(17)	39,925,863	12.26%
Other 5% Stockholders:
PRIMECAP Management Company(18)	29,477,437	9.22%
Capital World Investors(19)	27,457,000	8.59%
Vanguard Chester and Primecap Funds(20)	17,300,000	5.41%
The Growth Fund of America, Inc.(21)	16,825,000	5.26%

*	Indicates ownership of 1% or less.

(1)	Includes 19,828,228 shares held by trusts, of which Mr. Cook is a trustee, and 201,000 shares issuable upon exercise of options.

(2)	Includes 728,865 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Smith.

(3)	Represents 85,362 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Williams.

(4)	Includes 999,019 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Patel.

(5)	Includes 199,270 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Lintner.

(6)	Includes 227,775 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by Mr. Goodarzi.

(7)	Represents 1,300,000 shares issuable upon exercise of options held by Mr. Bennett.

(8)	Includes 482,500 shares issuable upon exercise of options held by Mr. Brody. Vantage Partners Inc., of which Mr. Brody is chairman and a stockholder, holds 283,000 shares.

(9)	Includes 260,000 shares issuable upon exercise of options held by Mr. Campbell.

(10)	Represents 115,780 shares issuable upon exercise of options held by Ms. Greene.

(11)	Includes 462,083 shares issuable upon exercise of options held by Mr. Hallman. A family partnership of which Mr. Hallman is a partner holds 175,200 shares.

(12)	Represents 78,125 shares issuable upon exercise of options held by Mr. Kangas.

(13)	Represents 85,625 shares issuable upon exercise of options held by Ms. Nora Johnson.

(14)	Represents 263,437 shares issuable upon exercise of options held by Mr. Powell.

(15)	Includes 339,937 shares issuable upon exercise of options held by Mr. Sclavos. A trust of which Mr. Sclavos is a co-trustee holds the remaining 6,000 shares.

(16)	Mr. Batchelder is a Principal of Relational Investors, LLC (“RILLC”). RILLC is the record owner of 200 shares and sole general partner, or the sole managing member of the general partner, of Relational Investors, L.P., Relational Fund Partners, L.P., Relational Coast Partners, L.P., RH Fund 1, L.P., RH Fund 4, L.P., RH Fund 6, L.P., Relational Investors III, L.P., Relational Investors VIII, L.P., Relational Investors IX, L.P., Relational Investors X, L.P., Relational Investors XV, L.P., Relational Investors XVI, L.P., Relational Investors XX, L.P., Relational Investors XXII, L.P., Relational Investors XXIII, L.P. and Relational Investors Alpha Fund I, L.P. These Limited Partnerships own a total of 10,813,490 shares. An additional 2,336,810 shares are held in accounts managed by RILLC. Mr. Batchelder disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(17)	Includes 6,139,368 shares issuable upon exercise of options and upon settlement of vested restricted stock units. Represents shares and options held by the individuals described in Notes 1 — 4 and 6 — 16, plus an additional 35,867 outstanding shares and 509,860 shares issuable upon exercise of options and upon settlement of vested restricted stock units held by other executive officers.

(18)	Ownership information for PRIMECAP Management Company (“PRIMECAP”) is based on a Schedule 13G filed with the SEC by PRIMECAP, reporting ownership as of December 31, 2008. PRIMECAP reported sole voting power as to 8,081,637 shares and sole dispositive power as to 29,477,437 shares. The address of PRIMECAP is 225 South Lake Ave. #400, Pasadena, California 91101.

(19)	Ownership information for Capital World Investors (“Capital World”), a division of Capital Research and Management Company (“CRMC”), is based on a Schedule 13G filed with the SEC by Capital World, reporting ownership as of December 31, 2008. Capital World reported sole voting power as to 17,000 shares and sole dispositive power as to 27,457,000 shares and reported that it is deemed to be the beneficial owner of the 27,457,000 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address of Capital World is 333 South Hope Street, Los Angeles, California 90071.

(20)	Ownership information for Vanguard Chester and Primecap Funds (“Vanguard”) is based on a Schedule 13G filed with the SEC by Vanguard, reporting ownership as of December 31, 2008. Vanguard reported sole voting power as to 17,300,000 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(21)	Ownership information for The Growth Fund of America, Inc. (“Growth Fund”) is based on a Schedule 13G filed with the SEC by Growth Fund, reporting ownership as of December 31, 2008. Growth Fund reported sole voting power as to 16,825,000 shares. The address of Growth Fund is 333 South Hope Street, Los Angeles, California 90071.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, as well as beneficial owners of more than ten percent of Intuit’s common stock, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically files those reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during fiscal 2009 all of our executive officers and directors, as well as beneficial owners of more than ten percent of Intuit’s common stock, filed the required reports on a timely basis under Section 16(a), with the exception of one late filing in 2009 related to two equity grants made to Mr. Daniel Maurer in connection with his promotion to Senior Vice President and General Manager, Consumer Group.

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE REPORT

Set out below is the Compensation Discussion and Analysis, which is a discussion of Intuit’s executive compensation programs and policies written from the perspective of how we and management view and use such policies and programs. We strive to ensure that Intuit’s compensation programs are fiscally responsible, market responsive and performance based. Guided by these principles, we regularly review and monitor senior management’s compensation, as well as their potential for larger leadership roles, to produce the greatest value for Intuit’s three stakeholders — employees, customers and stockholders. To this end, the Compensation and Organizational Development Committee has reviewed the components of compensation paid to each of Intuit’s officers for fiscal 2009, including annual base salary, target incentive bonus and equity compensation.

Given our role in providing guidance on program design, administering those programs and policies, and in making specific compensation decisions for senior executives, the Compensation and Organizational Development Committee participated in the preparation of the Compensation Discussion and Analysis and reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Michael R. Hallman (Chair)
Christopher W. Brody
Edward A. Kangas

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Organizational Development Committee (the “Compensation Committee”) oversees Intuit’s compensation plans and policies, approves compensation of our executive officers and administers our stock compensation plans. This Compensation Discussion and Analysis (“CD&A”) contains a discussion and analysis of compensation approved by the Compensation Committee and paid for fiscal 2009 to the executive officers named below (the “Named Executive Officers”) and included in the “Summary Compensation Table” on page 31:

•	Brad D. Smith, President and Chief Executive Officer

•	R. Neil Williams, Senior Vice President and Chief Financial Officer

•	Kiran M. Patel, Executive Vice President and General Manager, Small Business Group

•	Alexander M. Lintner, Senior Vice President and General Manager, Global Business Division

•	Sasan Goodarzi, Senior Vice President and General Manager, Financial Institutions Division

Compensation Philosophy and Objectives

The Compensation Committee determines compensation paid to our executives based on overall Company performance and individual employee performance, and our overall compensation packages are designed to help Intuit acquire, retain and motivate talented executives with proven experience. Our key measures of Company and individual performance are discussed in more detail below.

We carefully manage equity compensation to provide competitive rewards that are commensurate with results delivered, while limiting dilution to stockholders. The majority of our restricted stock units granted to senior executives vest only upon achievement of designated financial targets, and stock options provide value to our executives only if Intuit’s stock price increases following the date of grant.

The Compensation Committee conducts its annual review process near the end of Intuit’s fiscal year to determine each executive’s cash bonus, equity awards, including options and restricted stock units (RSUs), and any adjustments to base salary.

The Compensation Committee believes that a mix of both cash and equity incentives is appropriate, as cash incentives reward executives for near term results, while equity incentives motivate executives to increase stockholder value in the longer term. In determining the amount of the cash and equity incentives, the Compensation Committee considers each officer’s total compensation for both short and long-term to assess the retentive value of the overall compensation package.

Executive Summary

Intuit delivered solid financial results in fiscal 2009 in the context of a serious economic downturn that impacted our most important customer groups: small businesses, consumers and banks. Although Intuit did not achieve its original revenue or operating income targets for fiscal 2009, the management team accomplished the following key objectives that enabled the Company to continue to grow and be profitable through the downturn:

•	Grew revenue 4%;

•	Improved profitability, with operating income growing 9%;

•	Grew customer bases in each of our main businesses; and

•	Continued to invest in growth and innovation.

In addition, Intuit kept its employee satisfaction scores near best-in-class levels. Because Intuit was able to continue to deliver these results in an extremely difficult business environment, the Compensation Committee determined that our Named Executive Officers would receive cash bonuses and equity grants in recognition of fiscal 2009 performance. However, the Compensation Committee determined that bonus amounts would be significantly less year-over-year and that our executives would not receive salary increases. In addition, certain performance-based RSUs held by our Named Executive Officers, among others, did not vest in fiscal 2009, although as discussed below, we amended these performance-based RSUs to provide incentives for future performance.

Specific Elements of Compensation: Base Pay

Intuit provides base salaries to all of its employees, including the Named Executive Officers, to provide them the security of a fixed cash payment for services rendered. In July 2009, the Compensation Committee reviewed the base salaries of our Named Executive Officers in the context of the benchmarking provided by Watson Wyatt and determined that the base salaries of our Named Executive Officers were competitive versus our peer group. Based on this analysis, the Compensation Committee decided not to increase Named Executive Officer salary levels. This decision was also consistent with a Company-wide decision not to increase salaries for employees at the director level and above in light of the economic downturn.

Cash Bonuses

Our Named Executive Officers have the ability to directly influence overall company performance and, as a result, have a greater portion of their pay tied to short and long-term incentive programs than most other Intuit employees. Each of Intuit’s Named Executive Officers has an annual bonus target that is a stated percentage of base salary, which is determined by the executive’s role within Intuit. The bonus targets expressed as a percentage of base salary for our Named Executive Officers are: Mr. Smith — 120%; Mr. Williams — 75%; Mr. Patel — 100%; Mr. Lintner — 60%; and Mr. Goodarzi — 65%. The bonus targets of the Named Executive Officers were all set by the Compensation Committee based on scope and significance of their leadership roles as the leaders of Intuit. Mr. Patel’s bonus target was increased during fiscal 2009 to reflect his promotion in December 2008 to the role of Executive Vice President of the Small Business Group, which accounted for approximately 39% of Intuit’s fiscal 2009 revenue. The bonus targets of all other Named Executive Officers remained unchanged from fiscal 2008. The Named Executive Officer target amounts are used as a guideline for the determination of cash bonuses, but actual bonus payments for fiscal 2009 were less than these targets for reasons discussed below.

Cash bonuses for our Named Executive Officers were paid out under the Senior Executive Incentive Plan (“SEIP”), which is a stockholder-approved plan designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Each year, the Compensation Committee sets a performance target which must be achieved in order for participants to receive a cash bonus under the SEIP.

In the first quarter of fiscal 2009, the Compensation Committee established a Company revenue target of $3.0 billion as the minimum performance hurdle for any Named Executive Officer to be eligible for a cash bonus under the SEIP. At the close of fiscal 2009, the Compensation Committee certified that Intuit had exceeded the revenue target and thus each Named Executive Officer qualified for a cash bonus under the SEIP. The Compensation Committee determined the actual amount of cash bonuses by dividing the awards into two components, one based on overall Company performance and one based on individual performance. The analysis of these two components is below:

•	25% of each executive’s bonus was based on overall Company performance against specific revenue and operating income targets; and

•	75% of each executive’s bonus was based on individual performance, in the context of each executive’s business unit or functional group results.

Company Performance Component

To determine the component of each Named Executive Officer’s bonus based on overall Company performance, the Compensation Committee adopted the following matrix, which gives a range of bonus payments based on Intuit’s achievement of revenue and non-GAAP operating income targets for fiscal 2009:

Bonus Ranges for Fiscal 2009

Non-GAAP Operating	Revenue Growth
Income Growth	<10%	10-13%	13-14%	>14%
>13	75-110%	110-115%	115-130%	125-165%+
12-13%	75-110%	110-115%	75-110%	75-110%

<12%	50-90%	75-110%	75-110%	75-110%

Because the Company’s revenue grew 4% and non-GAAP operating income grew 9%, the component of each executive’s bonus based on overall Company performance was set by the Compensation Committee in the range of 50-90% of that executive’s target. The Compensation Committee, in consultation with the CEO, then made a subjective determination that this Company performance component of each executive’s bonus would be paid at 75% of target. The Compensation Committee chose this percentage close to the mid-point of the range because the

Company had grown revenue, increased customers in all of its core offerings and managed its spending effectively in the face of a challenging macro-economic environment.

Appendix A to this proxy statement includes a reconciliation of non-GAAP operating income to the most comparable GAAP measure.

Individual Performance Component

The Compensation Committee also used the matrix above to guide its judgment in setting the component of each Named Executive Officer’s cash bonus based on individual performance. The Committee approved payouts of this component to executives in the range of 65-90%, depending on the Committee’s subjective determination of each executive’s performance.

The following table summarizes the inputs that were used in calculating the cash bonus paid to each of our Named Executive Officers. Actual bonus amounts were rounded immaterially in certain cases.

					Actual Payout	Actual
		Bonus	Bonus		Percentage	Cash
		Target	Target	Performance	for Each	Bonus
Executive	Base Salary	(%)	($)	Components	Component	Payment
Brad D. Smith	$800,000	120%	$960,000	Company (25%)	75%	$180,000
				Individual (75%)	90%	$648,000

Total						$828,000

R. Neil Williams	$600,000	75%	$450,000	Company (25%)	75%	$84,000
				Individual (75%)	90%	$304,000

Total						$388,000

Kiran M. Patel	$700,000	100%	$641,000 (1)	Company (25%)	75%	$120,000
				Individual (75%)	90%	$430,000

Total						$550,000

Alexander M. Lintner	$585,000	60%	$351,000	Company (25%)	75%	$66,000
				Individual (75%)	65%	$171,000

Total						$237,000

Sasan K. Goodarzi	$540,000	65%	$351,000	Company (25%)	75%	$65,000
				Individual (75%)	85%	$225,000

Total						$290,000

(1)	This amount reflects Mr. Patel’s prorated target bonus, due to his December 2008 promotion.

Each of our Named Executive Officers was awarded a bonus that was less than 100% of target, and in the aggregate, all of our Named Executive Officers received $2,293,000 in cash bonuses for fiscal 2009, or $1,487,000 less than the $3,780,000 in cash bonuses they received for fiscal 2008, a decrease of approximately 40%.

Brad Smith’s Bonus.  In determining the component of Mr. Smith’s bonus related to his individual performance, the Compensation Committee considered his impact on one-year operational and longer-term strategic plans. In particular, the Compensation Committee determined that Mr. Smith had delivered outstanding performance on the following one-year operational goals which were established by the committee earlier in fiscal 2009:

•	Revenue growth

•	Operating income growth

•	Leadership results

•	Build durable advantage in operating infrastructure including a multi-year IT and technology roadmap

•	Uphold high customer experience results as measured by customer satisfaction scores

•	Talent management (hiring, retention and development with specific focus on attracting and retaining technical talent)

•	Maintain high employee satisfaction scores (as measured through annual survey and related actions) in challenging market

•	Enhance the engineering culture by engaging and empowering technical talent to create great products

•	Develop a collaborative management environment that empowers leaders

In assessing Mr. Smith’s performance of these one-year goals, the Committee noted that revenue grew 4% and non-GAAP operating income grew 9% in an extremely challenging macro-economic environment. The Committee also recognized excellent performance of Intuit’s technology infrastructure during tax season, the development of risk management plans and processes for each business unit and Intuit as a whole, the development and execution of a hosting strategy and migration path to our new data center, and the sustained focus on building software-as-a-service platforms. Under Mr. Smith’s leadership, Intuit also improved its customer satisfaction scores in TurboTax, Digital Insight, Quicken and Accounting Professionals offerings. With respect to talent management, Mr. Smith made several key hires, including a new Chief Technology Officer and Chief Strategy Officer and promoted Kiran Patel to the role of Executive Vice President, Small Business Group. In addition, employee satisfaction scores remained at or near best-in-class levels, and Mr. Smith took concrete steps to improve Intuit’s engineering culture. For example, he led a company-wide effort to focus on, and invest in, innovation and connected services and created a key engineer development and retention program. Throughout the year, Mr. Smith led a unified executive team that provided leadership to the entire company through the economic downturn.

The Compensation Committee also determined that Mr. Smith had delivered outstanding progress toward the following longer-term goals which were established by the Committee earlier in fiscal 2009:

•	Long-term strategic plan for Intuit that accelerates our growth track

•	Progress against 3-year plans for each major business unit

•	Execution on strategic plan for growth

•	Multi-year leadership strategy and progress

•	Management growth and succession plans; strong business leaders and pipeline; hiring and retention of key technical talent

•	Trend for employee satisfaction results (annual survey and related actions); addressing any specific issues which arise

•	Trend for customer experience results as measured by customer satisfaction scores

In assessing Mr. Smith’s performance and progress toward these long-term goals, the Committee determined that he had continued to drive strong execution of the three-year strategic plan for each major business unit. The Committee also recognized that under Mr. Smith’s leadership, Intuit had grown its connected service business aggressively and was continuing to capitalize on social, mobile and global market catalysts. During fiscal 2009, Mr. Smith delivered on the company’s inorganic growth strategy by closing the acquisition of PayCycle, a software-as-a-service offering to reach non-QuickBooks users. Mr. Smith also defined expectations and skills required for all levels of leadership at Intuit and put in place new initiatives to assess and retain key technical talent. As discussed above under Mr. Smith’s one-year goals, he also built a strong foundation for long-term progress and leadership by maintaining employee satisfaction scores near best-in-class and generating improvements in customer satisfaction scores in several key businesses.

The Compensation Committee evaluated Mr. Smith’s performance based on his achievement of these short-term and long-term goals and, after consulting with the Board of Directors without Mr. Smith present, determined that his overall performance rating was outstanding. In consideration of this rating, the Compensation Committee applied its judgment to determine that the component of Mr. Smith’s bonus related to individual performance would be paid at 90% of target, at the upper end of the Company’s 50-90% bonus range. The Compensation Committee determined that this bonus award was consistent with Mr. Smith’s achievement of the goals described above, considering the economic downturn. In determining this component of Mr. Smith’s bonus, no individual factor was assigned any specific weight by the Compensation Committee. Rather, the Compensation Committee assessed these factors and their overall impact on the Company and exercised its judgment in setting this component at the upper end of the 50-90% range.

The Compensation Committee also determined the individual performance component of cash bonuses for our other Named Executive Officers, based on each executive’s leadership and progress toward one-year operational and longer-term strategic plans. In evaluating executives and determining each of their overall performance ratings, the Compensation Committee considered: (1) the performance evaluation and pay recommendations made by the CEO, which took into account the performance of each executive’s business unit or functional group; (2) the assessment of these individuals and their roles in Intuit provided by other members of management, including our Senior Vice President of Human Resources; and (3) the scope and degree of difficulty of the executive’s responsibilities. Performance evaluations and ratings are, by their nature, subjective, and there is no quantitative formula that determines a performance rating for our executive officers.

Neil Williams’ Bonus.  The Compensation Committee determined that Mr. Williams had outstanding performance for fiscal 2009. He worked with Mr. Smith to define and execute the key objectives for continued growth and profitability through the economic downturn and was instrumental in making critical resource allocation decisions and taking cost-cutting actions early to manage overall spending and deliver operating income leverage. He defined and executed several structural changes, including greater efficiency with personnel, fewer rooftops and relocation of non-core operations offshore, that improved margin and are expected to reduce Intuit’s cost structure over the long term. He also developed and began a multi-year effort to reduce spending and transform the finance organization to improve its efficiency and effectiveness and build a solid foundation for maintaining operational rigor. Based on its review, the Compensation Committee determined that the individual performance component of Mr. Williams’ bonus would be paid out at 90% of target. When combined with the component of his bonus based on overall Company performance, Mr. Williams received a total cash bonus of $388,000.

Kiran Patel’s Bonus.  The Compensation Committee determined that Mr. Patel had outstanding performance for fiscal 2009, based on his role in leading both of Intuit’s largest business units during the year. Mr. Patel’s leadership of the Consumer Group during the first half of the year helped prepare that business for a successful tax season, which delivered 7% revenue growth in the Consumer Tax segment, well above the Company average, and grew federal TurboTax units by 12%. Mr. Patel was promoted to Executive Vice President of the Small Business Group in December 2008 and acted decisively to address the changing economy and product challenges. Although revenue growth for the Small Business Group was below plan, the group increased the number of customers and gained share in its key categories, while investing in innovation and streamlining its cost structure. Based on this assessment, the Compensation Committee determined that the individual performance component of Mr. Patel’s bonus would be paid out at 90% of target. When combined with the component of his bonus based on overall Company performance, Mr. Patel received a total cash bonus of $550,000.

Alexander Lintner’s Bonus.  Mr. Lintner, the head of our Global Businesses Division, led our Canada and U.K. small business units to increased revenue in local currency, despite challenging macro-economic conditions. Through his leadership, we continued to refine our go-to-market strategy in emerging markets and strengthened the engineering team at our India Development Center, where Intuit was selected as one of the best places to work in 2009. This positive momentum was in contrast to performance in the Canada Tax and Intuit Real Estate Solutions businesses, where external conditions and these units’ performance resulted in year-over-year declines in revenue and business unit contribution. Overall, the Compensation Committee determined that Mr. Lintner delivered strong performance in the face of these realities. Based on its review, the Compensation Committee determined that the individual performance component of Mr. Lintner’s bonus would be paid out at 65% of target. When combined with the component of his bonus based on overall Company performance, Mr. Lintner received a total cash bonus of $237,000.

Sasan Goodarzi’s Bonus.  The Compensation Committee determined that Mr. Goodarzi also had outstanding performance based on his leadership of the Financial Institutions Division. Notwithstanding significant challenges in the banking industry during the past year, this division was able to grow revenue 4% year over year and exit the year at a growth rate of 6%, expand the number of financial institutions offering our services and increase active end-users, expand the reach of new innovative offerings and improve the customer experience. Based on its review, the Compensation Committee determined that the individual performance component of Mr. Goodarzi’s bonus would be paid out at 85% of target. When combined with the component of his bonus based on overall Company performance, Mr. Goodarzi received a total cash bonus of $290,000.

In determining the Individual Percentage to be paid to each executive, no individual factor was assigned any specific weight by the Compensation Committee. Rather, the Compensation Committee assessed these factors and exercised its judgment in setting the Individual Percentage with the 50-90% range for the Company’s cash bonuses.

Equity Incentives

Stock options and RSUs are a critical component of Intuit’s efforts to attract and retain executive officers and other employees. Generally, Intuit limits its option and RSU grants to new-hires, executive promotions and annual performance awards. Intuit grants stock options to provide a long-term incentive for executives to remain with Intuit. Stock options provide value only if Intuit’s stock price increases (which benefits all stockholders), and only if the executive remains with Intuit until his or her options vest. Intuit’s standard practice is to grant options that vest over a three-year period, with the first third of the options vesting on the one-year anniversary of the grant date and the remaining options vesting monthly over the following two years.

RSUs also provide a long-term incentive for executives to remain with Intuit, but because they do not have an exercise price, RSUs provide value to recipients regardless of Intuit’s stock price. Because of the different structure of RSUs, Intuit awarded slightly less than 50% of its total equity grants as RSUs in fiscal 2009.

Stock Options and RSU Grants to Executives for Fiscal 2009

As part of Intuit’s annual performance and compensation review process, the Compensation Committee approved the grant of stock options and RSUs to each Named Executive Officer in August 2009. Approximately 55% of the August 2009 RSUs are performance-based and will vest in August 2012 (or in the case of the CEO, in 2012 and 2014) as to a variable percentage of the underlying shares if, and to the extent that, Intuit achieves specified targets for year-over-year revenue growth and return on invested capital (“ROIC”) for the year ending July 31, 2010. The Compensation Committee continually seeks to align management incentives with shareholder value creation and this year decided to incorporate a balance-sheet metric into our established performance targets. In consultation with Watson Wyatt, the Compensation Committee determined that ROIC was the most common balance-sheet metric among our peers for aligning equity incentives with shareholder value creation.

The other 45% of the August 2009 RSUs will vest over time in equal increments in August 2011 and 2012 (or in the case of the CEO, in 2012 and 2014). The Compensation Committee issued both performance-based and time-based RSUs to achieve a balance of long-term incentives that reward strong performance while providing a degree of certainty and retentive value.

The Compensation Committee also believes that a mix of RSUs and stock options provides the greatest retentive value for Intuit, while delivering value to the recipient. For that reason, the Compensation Committee granted approximately 40% of the equity value in options because they only have value if Intuit’s stock price increases over the life of the option, thus providing a maximum of a seven year incentive (the full life of the stock options granted). The stock options vest over three years (or in the case of the CEO, five years).

The following table sets forth the number of options, performance-based RSUs and time-based RSUs granted to each of our Named Executive Officers in connection with the fiscal 2009 performance and compensation review process:

		Performance-
Name	Stock Options	based RSUs	Time-based RSUs

Brad Smith	200,000	50,000	40,000
Neil Williams	75,000	15,625	12,500
Kiran Patel	100,000	18,750	15,000
Alexander Lintner	25,000	6,875	5,500
Sasan Goodarzi	50,000	14,375	11,500

The sole factor used by the Committee in determining whether an executive was eligible to receive stock options and RSUs was that executive’s performance rating based on the same factors used to evaluate individual performance as described under “Cash Bonuses.” Based on their fiscal 2009 performance ratings, all of the Named Executive Officers were eligible to receive stock options and RSUs.

To determine the size of the equity awards for an executive, the Compensation Committee considered that executive’s performance rating. The performance rating is used by Compensation Committee members to assist them in exercising their judgment and discretion in approving specific award amounts. For any given role, a higher performance rating will generally result in a larger equity grant. However, the number of stock options and RSUs granted to a named executive officer is not dependent on any individual factor or specific formula, but is determined qualitatively, considering the performance rating and the Committee’s desire to ensure longer-term retention by providing significant future rewards tied to increased value for stockholders. In addition, in determining grant amounts, the Compensation Committee also considers the benchmarking data provided by Watson Wyatt, the Committee’s independent compensation advisor, to ensure that the value of equity awards is consistent with the Committee’s desire to be in the top quartile of our peer group for equity grant value and to provide comparable value to executives in the form of stock options and RSUs.

No individual factor determined the exact award amounts, but after weighing these considerations, the Committee exercised its judgment to determine grant amounts.

The Compensation Committee granted Mr. Smith equity awards to help create a total compensation package that is commensurate with other comparable CEO packages offered by the companies that comprise Intuit’s peer group and the survey companies (as discussed below under “Use of Competitive Data”). The Compensation Committee also wanted to create greater retention value for Mr. Smith and to tie a larger portion of his compensation to the value of Intuit’s stock. For these reasons, approximately 20% more of Mr. Smith’s aggregate total compensation (base salary, annual cash bonus and equity awards listed in the preceding table) is based on the value of his equity awards than the other Named Executive Officers. Mr. Smith’s equity awards are his primary long-term incentive and the terms of these awards differ from those of the other Named Executive Officers, because of the Compensation Committee’s desire to tie a larger portion of the CEO’s compensation more closely to Intuit’s performance for a longer period of time. Specifically, the stock options and time-based RSUs granted to Mr. Smith in recognition of his fiscal 2009 performance vest over five years, with 50% vesting after three years and 50% after five years. The other Named Executive Officers’ stock options vest over three years, with 33.333% of the shares vesting after one year and 2.778% of the shares vesting each month thereafter. The time-based RSUs granted to our Named Executive Officers (other than Mr. Smith) also vest over three years, with 50% of the shares vesting after two years and 50% vesting after three years. With regard to performance-based RSUs, all the Named Executive Officers have the same performance hurdles. However, upon achievement of those hurdles, Mr. Smith’s performance-based RSUs vest 50% after three years and 50% after five years, while the other Named Executive Officers’ performance-based RSUs vest 100% after three years.

Amendment of August 2008 Performance-Based RSUs

As part of its fiscal 2009 compensation review, the Compensation Committee approved amendments to the performance-based RSUs granted to the Named Executive Officers on August 11, 2008 to establish new performance targets for those RSUs. In light of the economic downturn, Intuit did not achieve its original performance targets for these RSUs. The Compensation Committee felt that the downturn in economic conditions could not have been reasonably predicted at the time these RSUs were granted, and rather than losing the retentive value of these RSUs entirely, the Compensation Committee determined that it was appropriate and in the best interests of Intuit and its stockholders to amend these awards to provide further incentive to achieve fiscal 2010 revenue growth and ROIC targets. As amended, the August 2008 RSUs will vest in August 2011 (or in the case of the CEO, in 2011 and 2013) as to a variable percentage of the total number of underlying shares if, and to the extent that, Intuit achieves specified targets for year-over-year revenue growth and ROIC for the year ending July 31, 2010. The amounts of these amended RSUs are shown in the table entitled “Grants of Plan-Based Awards in Fiscal 2009” on page 33.

Use of Competitive Data

In fiscal 2009, as in prior years, the Compensation Committee engaged Watson Wyatt to provide a comprehensive market study of compensation paid to Mr. Smith and Intuit’s senior leadership team. The data for this study came from two sources: (1) annual reports and proxy statements of a peer group of comparable companies described below; and (2) published surveys of companies with revenue in a comparable range, as described below. The peer group, approved by the Compensation Committee, consists primarily of technology companies, most of which compete with Intuit for business or for executive personnel. These companies also have one or more of the following attributes that make them similar to Intuit:

•	Industry — software development and business services

•	Maturity/Complexity — established business and market presence

•	Size — generally 0.5 to 2.5 times both Intuit’s revenue and market capitalization (with Intuit at approximately the median of the peer group)

•	Labor Market — companies with which Intuit competes for top executive talent in comparable positions

Watson Wyatt and representatives of Intuit’s Human Resources department then reviewed this data with the Compensation Committee. The following companies make up the peer group for which Watson Wyatt provided proxy data:

Adobe Systems, Inc.	H&R Block, Inc.
Autodesk, Inc.	McAfee, Inc.
Automatic Data Processing, Inc.	Metavante Technologies, Inc.
BMC Software, Inc.	NetApp, Inc.
Citrix Systems, Inc.	Paychex, Inc.
eBay, Inc.	Symantec Corporation
Electronic Arts, Inc.	VMware, Inc.
Fiserv, Inc.	The Western Union Company
Global Payments, Inc.	Yahoo! Inc.

Several changes were made to our select peer group this year. Three companies that were included in our peer group for fiscal 2008, Cadence Design Systems, Qualcomm and VeriSign, fell outside of the size thresholds described above and were accordingly excluded from our 2009 peer group. To replace those companies, three other companies — Citrix Systems, Global Payments and McAfee — were added to our 2009 peer group based on their relevant size, industry and market focus.

In addition to proxy data, Watson Wyatt referenced market pay data from the following published executive compensation surveys to provide additional compensation information to the Compensation Committee:

•	Radford/Aon Total Compensation Surveys including:

Software companies with revenue greater than $1 billion
All survey companies (generally in technology sector) with revenue between $1 billion and $3 billion
All survey companies with revenue greater than $3 billion

The average revenue size of all survey sources used in benchmarking each executive position approximated that of Intuit’s.

•	Watson Wyatt Data Services Top Management Compensation Survey: General industry companies, excluding financial services, regressed to Intuit’s revenue size

•	Mercer Top Management Compensation Survey: High-technology companies, regressed to Intuit’s revenue size

Proxy data from the peer group companies were averaged with the survey data above to create the benchmarks reviewed by the Compensation Committee (“Watson Wyatt’s Fiscal 2009 Study”). These market analyses compared the value of Intuit’s pay arrangements to comparable market practices in terms of individual elements of pay and in aggregation. The individual elements of compensation included base salaries, bonuses, and long-term incentives. The benchmarking data provided to the Compensation Committee also included an assessment of Intuit’s financial performance for the short-term and long-term as compared to the companies in the 2009 peer group.

The Compensation Committee used this competitive data as a reference point in determining whether each executive’s compensation level properly reflects the executive’s role and scope of responsibilities relative to Intuit’s peers and companies with which Intuit competes for talent. The Compensation Committee reviewed Intuit’s executive compensation programs and practices, and analyzed each Named Executive Officer’s base pay, recommended cash bonus and equity awards. The Compensation Committee compared these compensation components to compensation at the peer group companies in an effort to set aggregate total compensation for each Named Executive Officer in the top quartile of peers surveyed. According to the competitive data reviewed, Intuit’s base pay, cash bonuses and long-term incentives for our Named Executive Officers were competitive with the market.

Intuit’s Management Stock Purchase Program

On January 1, 2007, as a method of encouraging ownership of Intuit’s stock by executives, Intuit launched a Management Stock Purchase Program (“MSPP”). Under the MSPP, employees with a title of director or above (including the Named Executive Officers) may elect to defer up to 15% of their annual incentive bonus, which is converted into RSUs, based on the fair market value of Intuit’s stock on the date the bonus is awarded. These RSUs are fully vested on the grant date, but are not issued in the form of shares until the earlier of the third anniversary of the grant date or the termination of employment with Intuit. Intuit also grants the employee an additional RSU for every RSU purchased through this deferral, up to set maximums. These matching RSUs vest as to 100% of the shares three years after the grant date, or on the recipient’s death or disability. This three-year vesting period is intended to assist Intuit in retaining key talent. The RSUs granted pursuant to the MSPP are issued under the 2005 Equity Incentive Plan.

Employee Benefits

Each of our employees with a title of director or above (including the Named Executive Officers) is eligible to participate in a number of programs which make up Intuit’s total compensation package, including health and welfare benefits, executive relocation benefits, our 401(k) Plan with a company-sponsored match component, our Employee Stock Purchase Plan, our Non-Qualified Deferred Compensation Plan and our MSPP. The Non-Qualified Deferred Compensation Plan and the MSPP provide an opportunity for deferral of compensation, in compliance with Section 409A of the Internal Revenue Code. As described in more detail above, the MSPP also encourages eligible employees to own Intuit stock. When determining executive compensation, the Compensation Committee considers all the components noted above and may use any and all of these programs to provide the appropriate level of total compensation to executives. Intuit’s only material perquisites for Named Executive Officers in fiscal 2009 relate to relocation and commuting benefits. Currently, Intuit does not offer a defined benefit or pension plan.

Termination Benefits

As discussed under “Potential Payments Upon Termination of Employment or Change in Control” on page 37, the Company has agreed to provide severance payments and accelerated vesting of equity awards to our Named Executive Officers if their employment is terminated under specific circumstances. The Company agreed to provide these benefits in each Named Executive Officer’s negotiated employment agreement, as consideration for the executive’s agreement to provide services as an employee.

Role of Executive Officers, the Board and Compensation Consultants in Compensation Determinations

The Compensation Committee received support from Intuit’s Human Resources Department in analyzing and establishing Intuit’s compensation programs for fiscal 2009. In order to provide comprehensive support to the Compensation Committee, a representative of the Human Resources Department, usually the Senior Vice President of Human Resources or the Vice President in charge of compensation attended all regular meetings of the Compensation Committee. In addition, an Intuit attorney also attended all regular meetings of the Compensation Committee, in order to provide guidance regarding the legal implications for Intuit of certain compensation decisions. Mr. Campbell, the Chairman of the Board and an Intuit employee, also regularly participated in Compensation Committee meetings, providing management input on organizational structure and succession planning and executive development. Both Mr. Smith, our CEO, and Mr. Williams, our CFO, have provided the Compensation Committee with guidance and perspective from time to time. Mr. Williams provided analysis regarding Intuit’s achievement of financial performance hurdles and aided the Compensation Committee in determining appropriate revenue and operating income targets for the fiscal year for the SEIP. Additionally, Mr. Williams provided analysis regarding the financial impact of equity awards and appropriate performance hurdles which the Compensation Committee considered when making decisions regarding long-term incentives. Mr. Smith provided recommendations to the Compensation Committee regarding the cash and equity compensation of his executive staff (including Mr. Williams, Mr. Patel, Mr. Lintner and Mr. Goodarzi), succession planning, organizational development and how to use incentive compensation to drive Intuit’s growth. In addition, Mr. Smith provided a self-review to the Compensation Committee in order to aid their evaluation of his performance for the 2009 fiscal year.

The Compensation Committee determines the compensation for Mr. Smith after conferring with the Board, without Mr. Smith present. The Compensation Committee met 10 times in fiscal 2009 and held a portion of each meeting in closed session, with only the committee members, and on certain occasions, William Campbell, Chairman of the Board, and representatives of our outside compensation consultant present. In determining compensation for the Named Executive Officers other than the CEO, the Compensation Committee considered Mr. Smith’s recommendations. The Compensation Committee is, however, solely responsible for making the final decisions on compensation for the Named Executive Officers including the CEO. The Compensation Committee holds individual meetings with members of Mr. Smith’s executive staff on an annual basis to discuss organizational development and leadership strategy. The Compensation Committee also interacts frequently with members of the executive staff to discuss their business unit or functional group activities.

In making compensation decisions, the Compensation Committee also has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee, and, as noted above, has engaged Watson Wyatt. For this purpose, Watson Wyatt attended some of the meetings of the Compensation Committee, responding to committee members’ inquiries and refining their analysis based on these questions, but its day-to-day contact was Intuit’s Vice President in charge of compensation.

The Compensation Committee also periodically reviews Intuit’s key management from the perspectives of leadership development, organizational development and succession planning through Intuit’s High Performance Organization Review. As part of this process, the Compensation Committee also meets with key senior executives. The systemic assessment of Intuit’s organization and talent planning helped the Compensation Committee to evaluate Intuit’s effort at hiring, developing and retaining executives, with the goal of creating and growing Intuit’s “bench strength” at the most senior executive levels.

Policy Concerning Stockholder Advisory Vote on Executive Compensation

The Board and management believe that it is useful and appropriate to seek the views of stockholders when considering the design and implementation of executive compensation programs. In October 2009 the Board adopted a policy that, beginning with the Company’s annual meeting in 2010, will provide stockholders the opportunity to vote annually on an advisory basis whether they concur with the Company’s compensation philosophy, policies and determinations for its named executive officers, as described in the “Compensation Discussion and Analysis” section of the Company’s annual proxy statement. The advisory vote on executive compensation will be non-binding but will be considered by the Compensation Committee in determining annual compensation for executive officers in subsequent periods.

Accounting and Tax Implications of Our Compensation Policies

In designing our compensation programs, the Compensation Committee considers the financial accounting and tax consequences to Intuit as well as the tax consequences to our employees. We account for equity compensation paid to our employees under authoritative share-based payments accounting guidance, which requires us to estimate and record expense over the service period of the award. The cost of outstanding equity awards is considered by management as part of our equity grant recommendations to the Compensation Committee.

Under Section 162(m) of the Internal Revenue Code, compensation in excess of $1,000,000 per year to those executives (other than the Chief Financial Officer) whose compensation is detailed in the “Summary Compensation Table” (see page 31) is not tax deductible to Intuit unless certain requirements are met. The $1,000,000 limit does not apply to compensation that is considered “performance-based” under applicable tax rules. Intuit has taken steps to ensure that most of the executive compensation paid under its incentive programs, including the stockholder approved SEIP and performance-based RSUs, is tax deductible. For instance, beginning with awards in fiscal year 2010, we amended the SEIP in light of IRS guidance to remove the Compensation Committee’s discretion to pay bonuses in the event of a participant’s retirement (which the Committee had never used) and to provide that certain terminated participants will only receive a prorated bonus in the year of termination based on actual achievement of Intuit’s pre-established performance goals. We believe it is important to preserve flexibility in administering compensation programs as corporate objectives may not always be consistent with the requirements for full deductibility. Accordingly, Intuit has not adopted a policy that all compensation must qualify as deductible under Section 162(m) and, while Intuit strives to award executive compensation that meets the deductibility requirements, Intuit may enter into compensation arrangements under which payments are not deductible under Section 162(m).

We also consider the tax impact to employees in designing our compensation programs, particularly our equity compensation programs. For example, while employees generally control the timing of taxation with respect to stock options, the timing of taxation of restricted stock is generally not within the employee’s control. As a result, as part of our restricted stock grant program, we “net issue” RSUs to employees in order to assist them with the applicable tax withholding requirements.

Stock Ownership

Intuit has a mandatory share ownership program that applies to senior vice presidents, the CEO and members of the Board. This program requires senior vice presidents to hold a minimum of 10,000 to 15,000 shares each, depending on their base salary levels, requires the CEO to hold a minimum of 100,000 shares, and requires Board members to hold a minimum of 10,000 shares. Individuals who are subject to these requirements must comply within five years after the date the individual is appointed to a position which is subject to the share ownership program, or July 2011, whichever is later. Unvested RSUs held by an executive officer are counted as shares when determining the number of shares owned. All of our Named Executive Officers currently comply with these guidelines.

Intuit’s Equity Granting Policy

Stock options and restricted stock units may be granted by either the Compensation Committee or, pursuant to the terms of its Charter, by its delegates, the CEO and the Senior Vice President of Human Resources. These individuals, acting independently, each have authority to grant stock options and RSUs to employees below the level of Vice President, up to a certain number of shares per individual specified by the Compensation Committee. The CEO and the Senior Vice President of Human Resources, acting jointly, may grant such awards to employees at the level of Vice President, up to a certain number of shares per individual specified by the Compensation Committee, provided such employees do not report to the CEO or to a committee of the Board. Equity grants made to Senior Vice Presidents or above, to individuals who report to the CEO or to a committee of the Board, or to individuals who receive amounts above the stated share limit per individual must be approved by the Compensation Committee.

Timing of Grants.  Equity awards are typically granted on regularly scheduled grant dates on the seventh business day of each month. The only exceptions to this are specifically approved by the Compensation Committee, as was the case with our broad-based grant of RSUs in February 2009 (which the Named Executive Officers did not participate in). The CEO and Senior Vice President of Human Resources do not have discretion to set other grant dates for awards made pursuant to their delegated authority. Our annual performance-related awards are made on a prospective date determined by the Compensation Committee well in advance of the close of the fiscal year based on Intuit’s annual performance review cycle, the Compensation Committee’s meeting schedule, the existing share reserve under our 2005 Equity Incentive Plan and the equity award utilization during each fiscal year.

Option Exercise Price.  The exercise price of a newly granted option (i.e., not an option assumed or substituted in connection with a corporate transaction) is the closing price on the NASDAQ stock market on the date of grant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows compensation earned during fiscal 2009 by our CEO, our CFO, and our three other most highly compensated executive officers for fiscal 2009. We call these individuals our “Named Executive Officers.” For information about employment contracts, termination of employment and change-of-control arrangements between Intuit and the Named Executive Officers, see “Potential Payments Upon Termination of Employment or Change in Control” on page 37.

						Non-Equity		All Other
				Stock	Option	Incentive Plan		Compen-
	Fiscal	Salary	Bonus	Awards	Awards	Compensation		sation		Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)		($)		($)

Brad D. Smith	2009	800,000	—	1,735,573	1,385,835	828,000	(3)	65,418	(4)	4,814,826
President and Chief	2008	761,539	—	1,152,966	954,987	1,700,000		81,586		4,651,078
Executive Officer	2007	596,154	—	342,605	794,825	765,000		84,240		2,582,824
R. Neil Williams	2009	600,000	200,000	304,544	430,568	388,000	(3)	16,994	(5)	1,940,106
Senior Vice President and	2008	296,154	400,000	141,713	139,849	—		7,731		985,447
Chief Financial Officer
Kiran M. Patel	2009	700,000	—	1,008,114	694,023	550,000	(3)	444,696	(6)	3,396,833
Executive Vice President	2008	700,000	—	383,985	1,569,140	800,000		686,835		4,139,960
and General Manager,	2007	699,038	—	139,220	1,350,831	683,000		428,861		3,300,950
Small Business Group and Former Chief Financial Officer
Alexander M. Lintner	2009	585,000	—	385,345	416,810	237,000	(3)	13,693	(7)	1,637,848
Senior Vice President and	2008	559,231	—	358,121	563,302	485,000		12,814		1,978,468
General Manager, Global	2007	538,461	170,000	181,149	419,082	460,000		14,156		1,782,848
Business Division
Sasan K. Goodarzi	2009	540,000	—	290,510	390,433	290,000		376,078	(8)	1,887,021
Senior Vice President and	2008	526,923	—	274,689	338,905	395,000		1,224,555		2,760,072
General Manager, Financial Institutions Division

(1)	The expense for the stock awards and option awards above was computed in accordance with authoritative share-based payments accounting guidance (excluding risk of forfeiture). See Intuit’s annual report on Form 10-K for the fiscal year ended July 31, 2009 for a complete description of the share-based compensation valuation. The actual number of stock awards or stock options granted in fiscal 2009 is shown in the “Grants of Plan Based Awards in Fiscal Year 2009” table included in this filing.

(2)	All amounts represent the payments made for fiscal 2009 performance under Intuit’s Senior Executive Incentive Plan (“SEIP”) which were paid in August 2009. The SEIP is described in more detail in the “Compensation Discussion and Analysis” beginning on page 19.

(3)	The amount includes a deferral of the amounts set forth in the table below at the recipients’ election under Intuit’s Management Stock Purchase Program (“MSPP”). Under the terms of the MSPP, a participant may elect to use a stated portion of their annual bonus (or SEIP award) to purchase restricted stock units (“RSUs”) under Intuit’s 2005 Equity Incentive Plan (the “2005 Plan”). Intuit then matches these purchased RSUs with another grant of RSUs that vest three years from the date of grant. The MSPP is described in greater detail on page 28.

MSPP Deferrals:

Fiscal 2009 MSPP
Name	Contribution($)

Brad D. Smith	82,800
R. Neil Williams	58,200
Kiran M. Patel	82,500
Alexander M. Lintner	23,700

(4)	Includes matching contributions under Intuit’s 401(k) plan of $10,000; premiums for Intuit’s Executive Long-Term Disability Plan of $2,819; and $52,599 in the aggregate for a mortgage subsidy paid pursuant to the terms of Mr. Smith’s employment agreement.

(5)	Includes matching contributions under Intuit’s 401(k) plan of $12,269; and premiums for Intuit’s Executive Long-Term Disability Plan of $4,725.

(6)	Includes an Intuit contribution to the Intuit Inc. 2005 Executive Deferred Compensation Plan of $350,000 pursuant to Mr. Patel’s 2005 employment agreement; matching contributions under Intuit’s 401(k) plan of $9,637; premiums for Intuit’s Executive Long-Term Disability Plan of $4,986; cash bonus of $60,000 to defray cost associated with travel between Mr. Patel’s home and his work location; and $20,073 in relocation benefits (of which $7,843 was paid as a tax gross-up).

(7)	Includes matching contributions under Intuit’s 401(k) plan of $10,533; and premiums for Intuit’s Executive Long-Term Disability Plan of $3,160.

(8)	Includes matching contributions under Intuit’s 401(k) plan of $838; premiums for Intuit’s Executive Long-Term Disability Plan of $2,053; Intuit contribution to the Intuit Inc. 2005 Executive Deferred Compensation Plan of $200,000 pursuant to Mr. Goodarzi’s amended employment agreement; cash bonus of $30,000 to defray costs associated with travel between Mr. Goodarzi’s home and his work location; $60,000 in the aggregate for a mortgage subsidy paid pursuant to the terms of Mr. Goodarzi’s amended employment agreement; and $83,187 (of which $10,994 was paid as a tax gross-up) for carry-over relocation-related expenses in connection with Mr. Goodarzi’s move from Texas to California at the request of Intuit due to his promotion to Senior Vice President and General Manager, Financial Institutions Division.

Grants of Plan-Based Awards in Fiscal Year 2009

The following table provides information about performance-based equity awards granted under our 2005 Equity Incentive Plan to the Named Executive Officers during fiscal 2009 and cash awards for which the Named Executive Officers were eligible in fiscal 2009 under our cash incentive plans.

							All Other
							Stock		Grant
							Awards		Date
							Number of		Fair
							Shares		Value of
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)		of Stock		Stock and
	Grant	Target		Maximum	Target	Maximum	or Units		Option
Name	Date	($)		($)	(#)	(#)	(#)		Awards($)(3)

Brad D. Smith	08/11/08	—		—	65,000	65,000	—		1,924,650
		960,000		5,000,000	—	—	—		—
R. Neil Williams	08/11/08	—		—	17,000	17,000	—		503,370
		450,000		5,000,000	—	—	—		—
Kiran M. Patel	08/11/08	—		—	25,000	25,000	—		740,250
	08/11/08	—		—	—	—	100,000	(4)	3,032,000
		641,000	(5)	5,000,000	—	—	—		—
Alexander M. Lintner	08/11/08	—		—	17,000	17,000	—		503,370
		351,000		5,000,000	—	—	—		—
Sasan K. Goodarzi	08/11/08	—		—	10,000	10,000	—		296,100
		351,000		5,000,000	—	—	—

(1)	All of the Named Executive Officers were eligible for an incentive bonus under Intuit’s Senior Executive Incentive Program (“SEIP”), a stockholder approved plan designed to comply with the exception under Section 162(m) of the Code to the non-deductibility of compensation over $1,000,000 per year for “covered employees”. The SEIP is described more fully in the “Compensation Discussion and Analysis” beginning on page 19.

(2)	In July 2009, the Compensation Committee approved amendments to these performance-based restricted stock units granted to certain executive officers on August 11, 2008 (the “2008 RSUs”) to establish new performance goals for the 2008 RSUs. As amended, the 2008 RSUs will vest in August, 2011 (or in the case of Mr. Smith, 2011 and 2013) as to a variable percentage of the total number of underlying shares if the performance goals are met. The amendments and new performance goals are described more fully in the “Compensation Discussion and Analysis” beginning on page 26.

(3)	Calculated in accordance with authoritative share-based payments accounting guidance.

(4)	These restricted stock units vest as to 50% of the stock units on August 1, 2011; the remaining 50% of the stock units are scheduled to vest on August 1, 2013.

(5)	This amount reflects Mr. Patel’s prorated target bonus, due to his December 2008 promotion.

The Named Executive Officers did not receive option grants during fiscal year 2009. In August 2009, the Named Executive Officers were granted option awards for their fiscal 2009 services.

Outstanding Equity Awards at Fiscal 2009 Year-End

The following table provides information with respect to outstanding stock options held by the Named Executive Officers as of July 31, 2009.

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option	Option	Option
	Options	Options		Exercise	Grant	Expiration
Name	Exercisable (#)	Unexercisable (#)		Price ($)	Date	Date

Brad D. Smith	80,000	—		21.12	02/10/03	02/10/10
	20,000	—		21.43	08/01/03	08/01/10
	50,000	—		21.07	03/22/04	03/22/11
	70,000	—		18.72	07/30/04	07/30/11
	200,000	—		22.33	06/09/05	06/09/12
	120,000	—		24.00	07/29/05	07/28/12
	100,000	—		31.29	07/26/06	07/25/13
	66,665	33,335	(1)	30.07	07/25/07	07/24/14
	—	260,000	(2)	30.00	02/11/08	02/10/15
	—	185,000	(3)	27.68	07/23/08	07/22/15

Total	706,665	478,335

R. Neil Williams	49,997	50,003	(4)	30.00	02/11/08	02/10/15
	16,665	33,335	(5)	27.68	07/23/08	07/22/15

Total	66,662	83,338

Kiran M. Patel	850,000	—		21.71	10/11/05	10/11/12
	50,000	—		31.29	07/26/06	07/25/13
	49,999	25,001	(1)	30.07	07/25/07	07/24/14
	24,998	50,002	(5)	27.68	07/23/08	07/22/15

Total	974,997	75,003

Alexander M. Lintner	83,800	—		22.81	09/12/05	09/12/12
	50,000	—		31.29	07/26/06	07/25/13
	33,332	16,668	(1)	30.07	07/25/07	07/24/14
	16,665	33,335	(5)	27.68	07/23/08	07/22/15

Total	183,797	50,003

Sasan K. Goodarzi	60,000	—		20.70	06/07/04	06/07/11
	60,000	—		24.00	07/29/05	07/28/12
	45,000	—		31.29	07/26/06	07/25/13
	29,999	15,001	(1)	30.07	07/25/07	07/24/14
	12,221	7,779	(6)	32.23	10/09/07	10/08/14
	9,999	20,001	(5)	27.68	07/23/08	07/22/15

Total	217,219	42,781

(1)	This option vested as to 33 1/3% of the underlying shares on July 25, 2008, and vests as to 2.778% of the shares each month thereafter.

(2)	This option vests as to 50% of the underlying shares on January 2, 2011; the remaining 50% of the shares are scheduled to vest on January 1, 2013.

(3)	This option vests as to 50% of the underlying shares on July 23, 2011; the remaining 50% of the shares are scheduled to vest on July 23, 2013.

(4)	This option vested as to 33 1/3% of the underlying shares on January 7, 2009, and vests as to 2.778% of the shares each month thereafter.

(5)	This option vested as to 33 1/3% of the underlying shares on July 23, 2009, and vests as to 2.778% of the shares each month thereafter.

(6)	This option vested as to 33 1/3% of the underlying shares on September 10, 2008, and vests as to 2.778% of the shares each month thereafter.

The following table provides information with respect to outstanding restricted shares and restricted stock units held by the Named Executive Officers as of July 31, 2009. The market value of the awards is determined by multiplying the number of unvested shares or units by $27.90, the closing price of Intuit’s common stock on NASDAQ on July 31, 2009.

		Stock Awards
		Time-Based Vesting Awards			Performance-Based Vesting Awards
							Equity
					Equity		Incentive
					Incentive		Plan Awards:
				Market	Plan Awards:		Market or
		Number of		Value of	Number of		Payout Value
		Shares		Shares	Unearned		of Unearned
		or Units		or Units	Shares, Units		Shares, Units
		of Stock		of Stock	or Other		or Other
		That Have		That Have	Rights That		Rights That
	Grant	Not		Not	Have Not		Have Not
Name	Date	Vested (#)		Vested ($)	Vested (#)		Vested ($)

Brad D. Smith	09/15/05	82	(1)	2,435
	03/15/06	256	(1)	7,603
	06/15/06	214	(1)	6,356
	08/24/07	1,500	(2)	44,550
	02/11/08	130,000	(3)	3,861,000
	08/22/08	3,000	(2)	89,100
	08/25/06				34,000	(4)	1,009,800
	08/24/07				34,000	(5)	1,009,800
	08/11/08				65,000	(11)	1,930,500
R. Neil Williams	02/11/08	30,000	(6)	891,000
	08/11/08				17,000	(12)	504,900
Kiran M. Patel	09/22/05	3,000	(1)	89,100
	08/24/07	1,500	(2)	44,550
	08/11/08	100,000	(10)	2,970,000
	08/22/08	1,500	(2)	44,550
	08/25/06				12,500	(4)	371,250
	08/24/07				25,000	(5)	742,500
	08/11/08				25,000	(12)	742,500
Alexander M. Lintner	08/30/05	1,700	(1)	50,490
	12/15/05	298	(1)	8,851
	03/15/06	256	(1)	7,603
	06/15/06	254	(1)	7,544
	08/24/07	1,500	(2)	44,550
	08/22/08	1,500	(2)	44,550
	08/25/06				17,000	(4)	504,900
	08/24/07				17,000	(5)	504.900
	08/11/08				17,000	(12)	504,900
Sasan K. Goodarzi	08/25/06	5,500	(7)	163,350
	08/24/07	15,000	(8)	445,500
	10/09/07				10,000	(9)	297,000
	08/11/08				10,000	(12)	297,000

(1)	These restricted stock units vest on the fourth anniversary of the grant date.

(2)	These restricted stock units vest on the third anniversary of the grant date.

(3)	These restricted stock units vest as to 50% of the stock units on January 1, 2010; the remaining 50% of the stock units are scheduled to vest on January 1, 2012.

(4)	Because the specified performance targets were achieved, this restricted stock unit award will vest as to 100% of the shares on August 1, 2009.

(5)	Because the specified performance targets were achieved, this restricted stock unit award will vest as to 100% of the shares on August 1, 2010.

(6)	These restricted stock units vest as to 50% of the stock units on February 1, 2010; the remaining 50% of the stock units are scheduled to vest on February 1, 2011.

(7)	These restricted stock units vested as to 50% of the stock units on August 1, 2008; the remaining 50% of the stock units are scheduled to vest on August 1, 2009.

(8)	These restricted stock units vest as to 50% of the stock units on August 1, 2009; the remaining 50% of the stock units are scheduled to vest on August 1, 2010.

(9)	Because the specified performance targets were achieved, this restricted stock unit award will vest as to 100% of the shares on September 1, 2010.

(10)	These restricted stock units vest as to 50% of the stock units on August 1, 2011; the remaining 50% of the stock units are scheduled to vest on August 1, 2013.

(11)	In July 2009, the Compensation Committee approved amendments to the performance based restricted stock units granted to Mr. Smith on August 11, 2008 to establish new performance goals for those restricted stock units. As amended, if the performance goals are met, a variable percentage of the underlying shares of 50% of the restricted stock units will vest on August 1, 2011 and a variable percentage of the underlying shares of the remaining 50% of the restricted stock units will vest on August 1, 2013. The amendment and new performance goals are described more fully in the “Compensation Discussion and Analysis” beginning on page 19.

(12)	In July 2009, the Compensation Committee approved amendments to the performance based restricted stock units granted to certain executive officers on August 11, 2008 to establish new performance goals for those restricted stock units. As amended, the restricted stock units will vest on August 1, 2011 as to a variable percentage of the total number of underlying shares if the performance goals are met. The amendments and new performance goals are described more fully in the “Compensation Discussion and Analysis” beginning on page 19.

Option Exercises and Stock Vested in Fiscal Year 2009

The following table shows information about stock option exercises and vesting of RSUs and restricted shares for each of the Named Executive Officers during fiscal 2009, including the value realized upon exercise or vesting.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)

Brad D. Smith	—	—	1,002	26,429
R. Neil Williams	—	—	—	—
Kiran M. Patel	—	—	—	—
Alexander M. Lintner	—	—	—	—
Sasan K. Goodarzi	—	—	5,500	150,920

Non-Qualified Deferred Compensation for Fiscal Year 2009

The following table shows the non-qualified deferred compensation activity for each of the Named Executive Officer during fiscal 2009.

				Aggregate
	Executive	Intuit	Aggregate	Balance at
	Contributions in	Contributions in	Earnings in	July 31,
Name	Fiscal 2009 ($)(1)	Fiscal 2009 ($)(2)	Fiscal 2009 ($)(3)	2009 ($)(4)

Brad D. Smith	425,000	—	(84,693)	765,271
R. Neil Williams	—	—	—	—
Kiran M. Patel	763,077	344,925	(470,098)	2,440,181
Alexander M. Lintner	61,385	—	1,591	97,498
Sasan K. Goodarzi	382,308	197,100	23,487	1,838,337

(1)	Amounts shown in this column are included in the “Summary Compensation Table” in the “Salary” and “Non-Equity Incentive Plan Compensation” columns.

(2)	Amounts shown in this column are included in the “Summary Compensation Table” in the “All Other Compensation” column. Amounts in this column reflect the net amount of Intuit’s contribution, after tax withholding.

(3)	None of these amounts are included in the Summary Compensation table because they are not preferential or above market.

(4)	These amounts reflect the accumulation of each Named Executive Officer’s aggregate balance as of August 1, 2008 plus the amounts noted for each Named Executive Officer in each of the three prior columns. The following amounts are also reported in the Summary Compensation Table as 2007 and 2008 compensation (except for Mr. Williams who did not make any contributions in 2007 or 2008, and Mr. Goodarzi, who was not a Named Executive Officer in 2007): Mr. Smith, $191,250; Mr. Patel $1,793,515; and Mr. Goodarzi, $517,892.

In 2007, we adopted a new Non-Qualified Deferred Compensation Plan (the “NQDCP”) that became effective January 1, 2008. We adopted the NQDCP to meet the requirements of the new restrictions on deferred compensation under Section 409A of the Internal Revenue Code. The NQDCP was designed to generally track the provisions of our 2005 Non-Qualified Deferred Compensation Plan, effective January 1, 2005, and the original Executive Deferred Compensation Plan that became effective March 15, 2002. All deferrals for compensation that would otherwise be payable on or after January 1, 2008 and employer contributions made on or after January 1, 2008 are credited to participants under the new NQDCP. No new deferrals or contributions will be made to the 2005 Non-Qualified Deferred Compensation Plan or the original plan. The NQDCP and the 2005 Non-Qualified Deferred Compensation Plan provide that executives who meet minimum compensation requirements are eligible to defer up to 75% of their salaries and up to 75% of their bonuses. We have agreed to credit the participants’ contributions with earnings that reflect the performance of certain independent investment funds. We may also make discretionary employer contributions to participant accounts in certain circumstances. The timing, amounts and vesting schedules of employer contributions are at the sole discretion of the Compensation Committee or its delegate. The benefits under this plan are unsecured and are general assets of Intuit. Participants are generally eligible to receive payment of their vested benefit at the end of their elected deferral period or after termination of their employment with Intuit for any reason or at a later date to comply with the restrictions of Section 409A. Participants may elect to receive their payments in a lump sum or installments. Discretionary company contributions and the related earnings vest completely upon the participant’s disability, death or a change of control of Intuit.

Potential Payments Upon Termination of Employment or Change in Control

Described below are the individual arrangements Intuit has entered into with each of our Named Executive Officers and the estimated payments and benefits that would be provided under such arrangements, assuming that the executive’s employment terminated under certain circumstances as of July 31, 2009, and using the closing price of our common stock on July 31, 2009 ($29.70 per share).

As a general matter, certain benefits that are included in the tables below are provided to all recipients of Intuit equity awards, not solely to Named Executive Officers. For example, Intuit’s options and RSUs generally provide for 100% acceleration of vesting upon termination due to death or disability. Additionally, Intuit’s options generally provide for one year of accelerated vesting upon a recipient’s involuntary termination within one year following a change in control (or CIC), as defined in our 2005 Equity Incentive Plan. Intuit’s RSUs generally provide for pro rata accelerated vesting upon a recipient’s involuntary termination within one year following a change in control or upon a recipient’s retirement, as defined in the applicable plan document. None of the Named Executive Officers would have been eligible for retirement, for purposes of such RSU vesting acceleration, had they been terminated as of July 31, 2009.

Performance-based RSU’s granted to Executive and Senior Vice-Presidents under Intuit’s 2005 Equity Incentive Plan generally provide for pro rata accelerated vesting upon a recipient’s involuntary termination, as defined in the plan, so long as the specified performance goals are achieved and certified in accordance with the plan document.

Intuit does not provide for any special severance payments or acceleration of equity upon a Named Executive Officer’s termination for cause or resignation without good reason. Upon termination of employment for any reason, participants in the NQDCP will be eligible to receive their vested benefits under that plan, as described above under “Non-Qualified Deferred Compensation for Fiscal Year 2009.”

In April 2007, Intuit established a Long-Term Executive Disability Plan (the “Executive Disability Plan”) for employees with the title of director or above. Under the Executive Disability Plan, which is funded through insurance, if a participant suffers a long-term disability, as defined in the applicable plan document, the participant will be provided with salary restoration benefits up to $8,000 per month in addition to the benefits provided by Intuit’s Long-Term Disability Plan for all employees, until the earlier of the cessation of the disability or the participant reaching age 65. Under terms of the Executive Disability Plan, each of Mr. Smith, Mr. Williams, Mr. Patel, Mr. Lintner, Mr. Goodarzi and Mr. Cook would have been entitled to receive $96,000 for fiscal 2009 for salary restoration if he had suffered a long-term disability. The amounts are not included in the tables below. Mr. Campbell was not eligible to receive benefits under the plan during fiscal 2009.

Brad D. Smith

On October 1, 2007, Intuit entered into a new employment agreement with Mr. Smith, which superseded Mr. Smith’s prior September 6, 2005 employment agreement and provided that Mr. Smith became the President and Chief Executive Officer of Intuit, effective January 1, 2008. On December 1, 2008, Intuit amended Mr. Smith’s employment agreement in order to satisfy the technical documentary requirements of Section 409A (“Section 409A”) of the Code.

Mr. Smith can terminate his employment agreement at any time upon written notice to the Board of Directors. Intuit may terminate Mr. Smith’s employment upon the written recommendation of the Board of Directors. Under the circumstances described below, Mr. Smith is entitled to receive severance benefits subject to his execution of a valid and binding release agreement.

If Intuit terminates Mr. Smith other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions) or if Mr. Smith terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), Mr. Smith is entitled to (1) a single lump sum severance payment equal to 12 months of his then-current salary and 100% of his then-current target bonus, (2) vesting of a pro rata portion of the shares issuable under the 260,000 stock options granted in 2008, based on the portion of time he has provided services over the full five year vesting period, and (3) vesting of a pro rata portion of the shares issuable under the 130,000 restricted stock units granted in 2008, based on the portion of time he has provided services over the full four year vesting period.

The estimated payments or benefits which would have been paid to Mr. Smith in the event of his termination on July 31, 2009 under the specified circumstances are as follows:

Brad D. Smith	Involuntary Termination	Termination
Incremental Amounts Payable	or Termination without	Without Cause	Death or
Upon Termination Event	Cause ($)	After CIC ($)	Disability ($)

Total Cash Severance	1,760,000	1,760,000	—
Total Benefits & Perquisites	—	—	—

Total Severance	1,760,000	1,760,000	—
Gain on Accelerated Stock Options	—	—	373,700
Value of Accelerated Restricted Stock/ RSUs	2,994,295	3,417,371	7,961,144

Total Value of Accelerated Long-Term Incentives	2,994.295	3,417,371	8,334,844

Total Severance, Benefits & Accelerated Equity	4,754,295	5,177,371	8,334,844

R. Neil Williams

On November 2, 2007, Intuit entered into an employment agreement with Mr. Williams, which provided that Mr. Williams become Senior Vice President and Chief Financial Officer of Intuit, effective January 7, 2008. On December 1, 2008, Intuit amended Mr. Williams’s employment agreement in order to satisfy the technical documentary requirements of Section 409A of the Code.

If Intuit terminates Mr. Williams other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions) or if Mr. Williams terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), Mr. Williams is entitled to (1) a single lump sum severance payment equal to 12 months of his then-current salary and 100% of his then-current target bonus, (2) vesting of a pro rata portion of the shares issuable under the 100,000 stock options granted in 2008, based on the portion of time he has provided services over the full three year vesting period, and (3) vesting of a pro rata portion of the shares issuable under the 30,000 restricted stock units granted in 2008, based on the portion of time he has provided services over the full three year vesting period; provided he signs a release and waiver of claims.

The estimated payments or benefits which would have been paid to Mr. Williams in the event of his termination on July 31, 2009 under the specified circumstances are as follows:

R. Neil Williams	Involuntary Termination	Termination
Incremental Amounts Payable	or Termination without	Without Cause	Death or
Upon Termination Event	Cause ($)	After CIC ($)	Disability ($)

Total Cash Severance	1,050,000	1,050,000	—
Total Benefits & Perquisites	—	—	—

Total Severance	1,050,000	1,050,000	—
Gain on Accelerated Stock Options	—	33,669	67,337
Value of Accelerated Restricted Stock/ RSUs	420,730	574,992	1,395,900

Total Value of Accelerated Long-Term Incentives	420,730	608,661	1,463,237

Total Severance, Benefits & Accelerated Equity	1,470,730	1,658,661	1,463,237

Kiran M. Patel

On December 1, 2008, Intuit entered into a new employment agreement with Mr. Patel, which superseded Mr. Patel’s prior September 2, 2005 employment agreement and provided that Mr. Patel become Executive Vice President, Small Business Group, effective December 2, 2008. Under the terms of this agreement, if Intuit terminates Mr. Patel’s employment other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions), or Mr. Patel terminates his employment for “Good Reason” (which includes relocation or a reduction in duties, title or compensation), or if within one year after any change of control of Intuit, Mr. Patel is not a Section 16 officer of the surviving entity or acquirer or his employment ends for reasons other than cause or his resignation, then in each case, Mr. Patel will be entitled to the following separation benefits provided he signs a release and waiver of claims: (1) a single lump sum severance payment equal to 18 months of his then current salary, and (2) one and one-half times his target bonus for the then current fiscal year.

The estimated payments or benefits which would have been paid to Mr. Patel in the event of his termination on July 31, 2009 under the specified circumstances are as follows:

Kiran M. Patel	Involuntary Termination	Termination
Incremental Amounts Payable	or Termination without	Without Cause	Death or
Upon Termination Event	Cause ($)	After CIC ($)	Disability ($)

Total Cash Severance	2,100,000	2,100,000	—
Total Benefits & Perquisites	—	—	—

Total Severance	2,100,000	2,100,000	—
Gain on Accelerated Stock Options	—	50,504	101,004
Value of Accelerated Restricted Stock/ RSUs	835,283	1,734,064	5,004,450

Total Value of Accelerated Long-Term Incentives	835,283	1,784,568	5,105,454

Total Severance, Benefits & Accelerated Equity	2,935,283	3,884,568	5,105,454

Alexander M. Lintner

On June 24, 2005, Intuit entered into an employment agreement with Mr. Lintner. On December 1, 2008, Intuit amended Mr. Lintner’s employment agreement in order to satisfy the technical documentary requirements of Section 409A of the Code. Under his agreement, if Intuit terminates Mr. Lintner’s employment other than for “Cause” (which includes gross negligence, willful misconduct, fraud and certain criminal convictions), then Mr. Lintner will be entitled to a single lump sum severance payment equal to six months of his then current salary provided he signs a release and waiver of claims.

The estimated payments or benefits which would have been paid to Mr. Lintner in the event of his termination on July 31, 2009 under the specified circumstances are as follows:

Alexander M. Lintner	Involuntary Termination	Termination
Incremental Amounts Payable	or Termination without	Without Cause	Death or
Upon Termination Event	Cause ($)	After CIC ($)	Disability ($)

Total Cash Severance	292,500	292,500	—
Total Benefits & Perquisites	—	—	—

Total Severance	292,500	292,500	—
Gain on Accelerated Stock Options	—	33,669	67,337
Value of Accelerated Restricted Stock/ RSUs	862,844	1,079,179	1,678,288

Total Value of Accelerated Long-Term Incentives	862,844	1,112,848	1,745,625

Total Severance, Benefits & Accelerated Equity	1,155,344	1,405,348	1,745,625

Sasan K. Goodarzi

On October 9, 2007, Intuit entered into an amendment of Mr. Goodarzi’s May 18, 2004 employment agreement which provided that Mr. Goodarzi become Senior Vice President and President/General Manager of the Intuit Financial Institutions Division of Intuit, effective September 10, 2007. On December 1, 2008, Intuit amended Mr. Goodarzi’s employment agreement in order to satisfy the technical documentary requirements of Section 409A of the Code.

If Intuit terminates Mr. Goodarzi other than for “Cause” (which includes gross negligence, willful misconduct, certain criminal convictions and failure to follow lawful instructions within the scope of his employment), Mr. Goodarzi is entitled to a single lump sum severance payment equal to 12 months of his then-current salary provided he signs a release.

The estimated payments or benefits which would have been paid to Mr. Goodarzi in the event of his termination on July 31, 2009 under the specified circumstances are as follows:

Sasan K. Goodarzi	Involuntary Termination	Termination
Incremental Amounts Payable	or Termination without	Without Cause	Death or
Upon Termination Event	Cause ($)	After CIC ($)	Disability ($)

Total Cash Severance	540,000	540,000	—
Total Benefits & Perquisites	—	—	—

Total Severance	540,000	540,000	—
Gain on Accelerated Stock Options	—	20,200	40,402
Value of Accelerated Restricted Stock/ RSUs	173,240	702,851	1,202,850

Total Value of Accelerated Long-Term Incentives	173,240	723,051	1,243,252

Total Severance, Benefits & Accelerated Equity	713,240	1,263,051	1,243,252

TRANSACTIONS WITH RELATED PERSONS

The Audit and Risk Committee is responsible for review, approval or ratification of specific transactions between Intuit (or its subsidiaries) in which a “related person” has a direct or indirect material interest. Under SEC rules, “related persons” include directors, officers, nominees for director, 5% stockholders and their immediate family members. The Audit and Risk Committee adopted a written set of procedures and guidelines, which are described below, to evaluate these transactions and obtain approval or ratification by the Audit and Risk Committee.

Identification of Related Persons.  Information about our directors and executive officers and persons related to them is collected and updated through annual Director & Officer Questionnaires and quarterly director affiliation summaries. Directors and executives provide the names of the entities with which they are affiliated, including board memberships, executive officer positions, charitable organizations, and affiliations of immediate family members.

Audit and Risk Committee Annual Pre-Approval.  On an annual basis, Intuit’s procurement and legal departments prepare requests for pre-approval of transactions or relationships involving related persons or parties with which Intuit is expected to do business during the upcoming fiscal year. The Audit and Risk Committee reviews these requests during its regular fourth quarter meeting and generally pre-approves annual spending levels for each transaction or relationship.

Periodic Approvals.  During the year, the list of known related persons is circulated to appropriate Intuit employees and is used to identify transactions with related persons. When Intuit identifies an actual or potential transaction with a related person that was not pre-approved by the Audit and Risk Committee, Intuit’s legal department collects information regarding the transaction, including the identity of the other party, the value of the transaction, and the size and significance of the transaction to both Intuit and the other party. This information is provided to the Audit and Risk Committee, which, in its discretion may approve, ratify, rescind, place conditions upon, or take any other action with respect to the transaction.

Monitoring of Approved Transactions and Relationships.  Following approval by the Audit and Risk Committee, Intuit personnel review and monitor the transactions and relationships from time to time. If spending levels approach the limits approved by the Audit and Risk Committee, Intuit prepares and submits a new approval request to the Audit and Risk Committee for review at its next meeting.

Compensation Decisions.  The Audit and Risk Committee generally does not review executive or director compensation transactions or arrangements, as these are approved by the Compensation Committee or the Board, as appropriate.

Since the beginning of fiscal 2009, there have been no transactions and there currently are no proposed transactions in excess of $120,000 between Intuit (or its subsidiaries) and a related person in which the related person had or will have a direct or indirect material interest.

AUDIT AND RISK COMMITTEE REPORT

We, the members of the Audit and Risk Committee, assist the Board of Directors in fulfilling its responsibilities by overseeing Intuit’s accounting and financial reporting processes, the qualifications, independence and performance of Intuit’s independent auditor, the performance of Intuit’s internal audit department and Intuit’s internal controls. We also are responsible for selecting, evaluating and setting the compensation of Intuit’s independent auditor. Intuit’s management is responsible for the preparation, presentation and integrity of Intuit’s financial statements, including setting accounting and financial reporting principles and designing Intuit’s system of internal control over financial reporting. The Audit and Risk Committee has selected the independent registered public accounting firm of Ernst & Young LLP as Intuit’s independent auditor, with responsibility for performing an independent audit of Intuit’s consolidated financial statements and for expressing opinions on the conformity of Intuit’s audited financial statements with generally accepted accounting principles and on the effectiveness of Intuit’s internal control over financial reporting based on their audit. The Audit and Risk Committee oversees the processes, although members of the Audit and Risk Committee are not engaged in the practice of auditing or accounting.

During the fiscal year ended July 31, 2009, the Audit and Risk Committee carried out the duties and responsibilities as outlined in its charter, including the following specific actions:

Reviewed and discussed Intuit’s quarterly earnings announcements, consolidated financial statements, and related periodic reports filed with the SEC, with management and the independent auditor;

Reviewed with management its assessment of the effectiveness of Intuit’s internal control over financial reporting;

Reviewed with the independent auditor and management the audit scope and plan;

Reviewed the internal audit plan with the internal auditor; and

Met in periodic executive sessions with each of the independent auditor, representatives of management, and the internal auditor.

We reviewed and discussed with management and representatives of Ernst & Young the audited financial statements for the fiscal year ended July 31, 2009 and Ernst & Young’s opinion on the audited financial statements and the effectiveness of Intuit’s internal control over financial reporting. Ernst & Young represented that its presentations included the matters required to be discussed with the Audit and Risk Committee by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Audit and Risk Committee recognizes the importance of maintaining the independence of Intuit’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit and Risk Committee has evaluated Ernst & Young’s qualifications, independence and performance. The Audit and Risk Committee has established a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit and Risk Committee or its delegate. Intuit’s pre-approval policy is more fully described in this proxy statement under the caption “Proposal No. 2 — Ratification of Selection of Independent Registered Public Accounting Firm.” The Audit and Risk Committee has concluded that provision of the services described in that section is compatible with maintaining the independence of Ernst & Young. In addition, we have received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with us concerning independence and discussed with Ernst & Young the firm’s independence.

Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities referred to in this report and in the charter, we recommended to the Board of Directors that the audited financial statements be included in Intuit’s Annual Report on Form 10-K for fiscal 2009. We also selected Ernst & Young LLP as Intuit’s independent registered public accounting firm for fiscal 2010.

AUDIT AND RISK COMMITTEE MEMBERS

Diane B. Greene
Suzanne Nora Johnson
Dennis D. Powell (Chair)

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Each of our directors stands for election on an annual basis. We do not have a classified or staggered Board. The Nominating and Governance Committee, consisting solely of independent directors, as determined by the Board under applicable NASDAQ listing standards, recommended the directors for nomination by our full Board. Based on that recommendation, our Board has nominated those directors for election at the Meeting.

Nominees

The following 10 incumbent directors are nominated for election to the Board: Christopher W. Brody, William V. Campbell, Scott D. Cook, Diane B. Greene, Michael R. Hallman, Edward A. Kangas, Suzanne Nora Johnson, Dennis D. Powell, Stratton D. Sclavos and Brad D. Smith. In addition, David H. Batchelder has been nominated to stand for election as a director.

Each nominee, if elected, will serve until the next annual meeting of stockholders and until a qualified successor is elected, unless the nominee dies, resigns or is removed from the Board prior to such meeting. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holder will vote your shares to approve the election of any substitute nominee proposed by the Board. Please see “Directors Standing for Election” on page 5 of this proxy statement for information concerning each of our nominees standing for election.

Directors will be elected by a plurality of the votes cast by the shares of common stock present (either in person or by proxy) at the Meeting. As a result, the 11 nominees with the most votes will be elected. Broker non-votes will have no effect on the outcome of the election of directors.

The Board recommends that you vote
FOR the election of each of the nominated directors.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Intuit’s Audit and Risk Committee has selected Ernst & Young LLP as the independent registered public accounting firm to perform the audit of Intuit’s consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal year ending July 31, 2010, and as a matter of good corporate governance we are asking stockholders to ratify this selection. Representatives of Ernst & Young are expected to attend the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

The Audit and Risk Committee’s Policy on Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

It is the policy of the Audit and Risk Committee to pre-approve near the beginning of each fiscal year all audit and permissible non-audit services to be provided by the independent registered public accounting firm during that fiscal year. The Audit and Risk Committee authorizes specific projects within categories of services, subject to a budget for each project. The Audit and Risk Committee may also pre-approve particular services during the fiscal year on a case-by-case basis. The independent auditor and management periodically report to the Audit and Risk Committee the actual fees incurred versus the pre-approved budget.

Fees Paid to Ernst & Young LLP

The following table shows fees that we paid (or accrued) for professional services rendered by Ernst & Young for fiscal 2009 and 2008:

	Fiscal	Fiscal
Fees Category	2009	2008

Audit Fees	$3,321,000	$3,676,000
Audit-Related Fees	581,000	433,000
Tax Fees	—	—
All Other Fees	—	—

Total All Fees	$3,902,000	$4,109,000

Audit Fees

These fees consist of amounts for professional services rendered in connection with the integrated audit of our financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, and statutory and regulatory filings or engagements.

Audit-Related Fees

These fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”

Tax Fees

Intuit paid no tax fees to Ernst & Young in fiscal 2009 or fiscal 2008.

All Other Fees

Intuit paid no other fees to Ernst & Young in fiscal 2009 or fiscal 2008.

For more information about Ernst & Young, please see the “Audit and Risk Committee Report” on page 43.

Proposal No. 2 must be approved by a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal. If the selection of Ernst & Young is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

The Board recommends that you vote
FOR the ratification of the selection of Ernst & Young LLP.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO THE 2005 EQUITY INCENTIVE PLAN

General

In October 2004, we asked our stockholders to approve the 2005 Equity Incentive Plan (the “Plan”), which we designed to reflect our commitment to having best practices in both compensation and corporate governance. At that time, we committed to submitting the Plan to our stockholders for re-approval on an annual basis. Annual approval gives our stockholders the opportunity to consider and review our equity compensation program each year and to vote on continuation of the Plan. When originally approved in 2004, the Plan’s term ran through December 9, 2006. In 2005, 2006, 2007 and 2008, our stockholders approved amendments to the Plan in order to (1) extend the term of the plan, which now runs through December 9, 2010; (2) increase the number of shares available under the Plan; and (3) amend certain other provisions of the Plan.

We are now asking our stockholders to approve an amendment to the Plan to (1) extend the term of the plan by an additional year, through December 9, 2011 (2) provide for the addition of 9,000,000 shares to cover awards under the Plan through its amended term; and (3) amend certain terms of the Plan related to non-employee director automatic equity grants.

We believe that our ability to attract and retain qualified, high-performing employees is vital to our success and growth as a company. Equity compensation is a very effective retention tool that encourages and rewards employee performance that aligns with stockholders’ interests.

Proposal No. 3 must be approved by a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

The Board of Directors recommends that you vote
FOR the amendment to the 2005 Equity Incentive Plan.

Approval of the amendment to the Plan enables Intuit to achieve the following objectives:

1. The continued ability of Intuit to offer stock-based incentive compensation to Intuit’s eligible employees and non-employee directors, while maintaining net annual dilution at less than 3% of total shares outstanding.  We are requesting approval of 9,000,000 additional shares for the Plan. The additional shares we are requesting should meet our annual needs for stock-based awards, but not result in a share “burn rate” in excess of 3%. We are continually improving our use of equity awards to carefully manage this increasingly limited resource while providing for both grants to new hires and retention grants for current employees.

2. Furthering compensation and governance best practices through continuing use of the Plan.  The Plan prohibits stock option repricing and does not contain an evergreen feature (evergreen features provide for automatic replenishment of authorized shares available under an equity plan). In order to continue these best practices, we are requesting the term of the Plan be extended by one year, resulting in the ability to continue granting awards under the Plan through December 9, 2011.

3. Providing equity compensation to non-employee directors that motivates directors to be highly engaged and also helps us achieve consistency in compensation among directors from year to year.  The Plan currently provides for automatic grants of stock options to non-employee directors based on a fixed number of shares. In line with market-competitive practices, we are requesting approval of a change in these awards so that non-employee directors will receive automatic grants of restricted stock units (instead of options) based on a fixed dollar amount. Grants of restricted stock units will help align non-employee directors’ interests with the interests of Intuit’s stockholders while continuing to be an incentive through possible declines in the price of Intuit’s common stock. Awards based on a fixed dollar amount (as opposed to a fixed number of shares) will help us achieve consistency in our non-employee director compensation program among directors and from year to year.

Background on Stock Compensation at Intuit

We believe that employee stock ownership is a significant contributing factor in achieving superior financial performance. Historically, Intuit has granted stock options and, more recently, RSUs to the majority of its newly hired employees, and its equity granting practices have been an important component of Intuit’s overall compensation program. Recognizing that stock-based compensation is a valuable and limited resource, Intuit has actively managed its use of stock-based compensation. To that end and consistent with our general pay-for-performance compensation philosophy, only our higher performing employees receive annual equity awards.

We believe that stock options align employees’ interests directly with those of other stockholders, because the employee only realizes value from an option if the stock price increases after the date of the award. We also believe that restricted stock units align employees’ interests directly with those of other stockholders, as they provide greater value to employees as Intuit’s stock price increases. Without stock-based compensation, Intuit would be at a disadvantage against competitor companies to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to the future success of Intuit.

We strongly believe that our stock-based incentive programs and emphasis on employee stock ownership have been integral to our success in the past and will continue to be important to our ability to achieve consistently superior performance in the years ahead. Therefore, we consider approval of the amendment to the Plan vital to Intuit’s continued success.

Purpose of the Plan

The Plan as proposed to be amended will allow Intuit, under the direction of the Compensation Committee, to make broad-based grants of stock options, restricted stock awards, restricted stock units, stock appreciation rights and stock bonus awards to employees and non-employee directors. The purpose of these stock awards is to attract and retain talented employees and non-employee directors, further align their interests with those of our stockholders and continue to link employee compensation with Intuit’s performance.

Key Terms of the Plan

The following is a summary of the key provisions of the Plan, including a description of provisions of the Plan that would become effective if the stockholders approve this Proposal No. 3. This summary does not purport to be a complete description of all the provisions of the Plan. A copy of the Plan has been filed with this proxy statement as Appendix B, and the following description of the Plan is qualified in its entirety by reference to that Appendix.

Plan Term:	December 9, 2004 to December 9, 2011

Eligible Participants:	Employees of Intuit and its subsidiaries, non-employee directors of Intuit and consultants of Intuit and its subsidiaries are eligible to receive awards under the Plan. As of September 30, 2009, there were approximately 7,774 individuals eligible to participate in the Plan, including approximately 7,766 employees, eight non-employee directors and no consultants. The Compensation Committee determines which individuals will participate in the Plan.

Market Value of Shares Underlying Awards	The closing price of Intuit’s common stock on NASDAQ on September 30, 2009 was $28.50.

As of August 31, 2009, there were 6,865,915 shares available for grant under the Plan, which is the only plan from which Intuit currently grants equity awards. As of that date, 45,160,686 shares were issuable upon the exercise of outstanding options granted under all of Intuit’s equity compensation plans (including the equity compensation plans not approved by security holders and described more fully on page 53). The weighted average exercise price of these options was $26.17 per share and the average remaining term of these options was 3.98 years. As of August 31, 2009, Intuit had 8,349,333 outstanding unvested restricted stock units and/or shares of restricted stock.

Shares Authorized:	65,000,000, subject to adjustment only to reflect stock splits and similar events

Award Types:	(1) Non-qualified and incentive stock options

(2) Restricted stock awards

(3) Restricted stock units (including automatic grants to non-employee directors)

(4) Stock appreciation rights

(5) Stock bonus awards

Share Limit on Awards:	In any fiscal year, no more than 50% of the shares subject to equity awards granted in such fiscal year may have an exercise price or purchase price per share that is less than fair market value on the applicable date of grant. All shares reserved for issuance under the Plan may be issued as incentive stock options.

162(m) Share Limits:	So that awards may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the IRS to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain senior executives, the Plan limits awards to individual participants as follows:

(1) No more than 6,000,000 shares may be made subject to awards granted to an employee in the year of his or her hire; and

(2) No more than 4,000,000 shares may be made subject to awards granted to an employee in any other year.

These limits are greater than the number of options that Intuit has granted to any individual in the past. We do not currently intend to significantly increase our equity awards to executive officers.

Vesting:	Vesting of awards granted to employees is determined by the Compensation Committee and may be based on the attainment of pre-established performance goals. In practice, options and restricted stock units granted to employees generally vest over three years. Options granted to non-employee directors vest as described under “Automatic Option Grants to Non-Employee Directors Under the 2005 Equity Incentive Plan” on page 14. If this Proposal 3 is approved, restricted stock units will be issued to non-employee directors instead of options, and such restricted stock units will vest annually over approximately the same time period as the options currently granted to non-employee directors.

Award Terms:	Stock options and stock appreciation rights will have a term no longer than seven years. Stock options and stock appreciation rights will have an exercise price no less than 100% of the fair market value of Intuit’s common stock on the date of grant (except for certain options granted in connection with a merger or other acquisition as replacement awards).

The Compensation Committee may make the grant, issuance, retention and/or vesting of stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock bonus awards contingent upon continued employment with Intuit, the passage of time, or such performance criteria and the level of achievement versus such criteria as it deems appropriate.

Upon termination of employment for any reason other than death or “total disability” (as defined in the Plan), stock options will cease to vest. Stock options granted to employees who have been actively employed by Intuit for at least one year and who die or become totally disabled will vest in full. Upon termination of employment, stock bonus awards and restricted stock awards generally will cease to vest and the participant will be entitled to payment of the award only to the extent earned as of the date of termination. The effect of termination on stock appreciation rights and restricted stock units is specified in the applicable award agreements.

Repricing Prohibited:	Repricing, or reducing the exercise price of a stock option or stock appreciation right without stockholder approval is prohibited. The Plan also prohibits the repurchase of any outstanding “underwater” option (an option with an exercise price greater than the then-current fair market value of the stock).

Non-Employee Director Awards

The Plan currently provides for stock option grants to non-employee directors according to a non-discretionary formula based on a fixed number of shares, as described more fully under “Director Compensation” on page 14. If the amendment to the Plan is approved, all non-employee directors will receive automatic annual grants of restricted stock units (RSUs) made pursuant to a non-discretionary formula based on a fixed dollar amount. Because this formula is based on a fixed dollar amount, the number of RSUs awarded to non-employee directors will vary, depending on the closing price of Intuit’s common stock on the date of grant. Pursuant to the terms of the formula:

•	RSUs covering a number of shares equal to $250,000 (subject to pro-ration, as described below) will be awarded on the business day after a non-employee director first becomes a member of the Board, or, in the case of a director who previously was an employee, on the next regularly-scheduled date on which RSUs are awarded to employees (“Initial Grants”);

•	RSUs covering a number of shares equal to $175,000 will be awarded on the business day after the Annual Meeting of Stockholders each year following the year in which a non-employee director first becomes a member of the Board (“Succeeding Grants”);

•	RSUs covering a number of shares equal to $57,500 (subject to pro-ration, as described below) will be awarded on the business day after a non-employee director first is appointed to a Board committee, and, if the non-employee director’s service on the Board committee has been continuous, an additional grant of RSUs in the amount of $57,500 will be awarded each succeeding year on the business day after the Annual Meeting of Stockholders;

•	RSUs covering a number of shares equal to $17,500 (subject to pro-ration, as described below) will be awarded on the business day after a non-employee director first is appointed chairperson of a Board committee, and, if the non-employee director’s service as chairperson of the Board committee has been continuous, an additional grant of RSUs in the amount of $17,500 will be awarded each succeeding year on the business day after the Annual Meeting of Stockholders. The grants described under this bullet and the preceding bullet, collectively, are referred to as “Committee Grants”; and

•	A non-employee director will receive Committee Grants for a maximum of two Board committees on which he or she serves.

If a non-employee director first joins the Board, or any Board committee, or assumes the role of chairperson of a Board committee other than at the Annual Meeting of Stockholders in any year, the number of shares comprising the Initial Grant or the first Committee Grant(s) (whether for regular Board committee service or for service as chairperson, as applicable) to that non-employee director will be pro-rated based on the number of full calendar months he or she actually will have served (assuming continuous service) between the grant date and the next vesting date.

Vesting of all grants of RSUs occurs on December 1 of each year, so long as the non-employee director does not experience a termination (which, for these purposes, means a termination of all services performed for the Company in any capacity, for any reason). Initial Grants vest in four equal installments: on the December 1 following the grant date, and December 1 of the three succeeding years. Succeeding Grants vest in two equal installments: on the December 1 following the grant date, and December 1 of the next year. Committee Grants vest in full on the December 1 following the grant date. However, if any grant has been pro-rated as described above, the number of shares that vest on the first vesting date (but not any other vesting date) shall be correspondingly pro-

rated. Grants of RSUs to non-employee directors will vest in full in the event that the non-employee director dies or becomes disabled or Intuit undertakes certain corporate transactions (as more fully described in the Plan). RSUs granted to non-employee directors generally will be settled on the vesting date, except that non-employee directors may defer payment of their RSUs for up to five years after the final vesting date in accordance with the terms of the award agreement and the requirements of Section 409A of the Code. In the event that a non-employee director experiences a termination (which means a termination of all services performed for the Company in any capacity, for any reason), or, immediately prior to the consummation of a Corporate Transaction (as defined in the Plan), his or her shares shall be paid immediately notwithstanding a deferral election.

New Plan Benefits

Intuit’s executive officers and directors have an interest in approval of the Plan amendment because it relates to the issuance of equity awards for which executive officers and directors may be eligible. RSUs covering a number of shares equal to $175,000 normally will be granted automatically each year to each non-employee director as a “Succeeding Grant.” In addition, RSUs covering a number of shares equal to $57,500 normally will be granted automatically each year to each non-employee director as a “Committee Grant” in exchange for his or her service on each Board committee (up to a maximum of two committees), with an extra “Committee Grant” of shares equal to $17,500 made to any non-employee director who serves as the chairperson of a Board committee (up to a maximum of two committees).

Initial Grants to non-employee directors and certain pro-rations for partial-year service Board committees will depend on the turnover of Board membership and committee appointments and cannot be determined at this time. In addition, future awards under the Plan to executive officers and employees, and future discretionary awards (if any) to non-employee directors in addition to those granted automatically pursuant to the grant formula, are made at the discretion of the Compensation Committee or its delegates and cannot be determined at this time.

Aggregate Past Grants Under the 2005 Plan

The table below shows, as to each Name Executive Officer and the various indicated groups, the aggregate number of shares of Intuit common stock subject to option grants, stock grants and restricted stock unit grants under the Plan since the Plan’s inception through September 30, 2009.

		Number of
	Number of	Restricted Shares
	Options	and Restricted
Name	Granted	Stock Units Granted

Named Executive Officers:
Brad D. Smith	1,165,000	372,806
R. Neil Williams	225,000	78,658
Kiran M. Patel	1,150,000	211,106
Alexander M. Lintner	375,000	74,073
Sasan K. Goodarzi	250,000	71,875
All current executive officers as a group (8 persons)	3,417,000	927,649
All current non-employee directors as a group (8 persons)	1,667,500	250,000
All employees, excluding current executive officers	41,124,345	11,531,148

Eligibility Under Section 162(m)

Awards may, but need not, include performance criteria that satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be selected from one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

•	Net revenue and/or net revenue growth

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth

•	Operating income and/or operating income growth

•	Net income and/or net income growth

•	Earnings per share and/or earnings per share growth

•	Total stockholder return and/or total stockholder return growth

•	Return on equity

•	Operating cash flow return on income

•	Adjusted operating cash flow return on income

•	Economic value added

•	Individual business objectives

To the extent that an award under the Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the Board.

Notwithstanding satisfaction of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion determines.

Transferability

Awards granted under the Plan are not transferable except by will or the laws of descent and distribution except that the Compensation Committee or its authorized delegates may consent to permit the transfer of a non-qualified stock option. The Plan specifically prohibits transfers by an individual for consideration.

Administration

The Compensation Committee will administer the Plan. The Compensation Committee will select the individuals who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the Plan, establish the terms, conditions and other provisions of the awards. The Compensation Committee may interpret the Plan and establish, amend and rescind any rules relating to the Plan, including adoption of rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations. The Compensation Committee may delegate to a committee of one or more Intuit officers the ability to grant awards and take certain other actions with respect to participants who are not executive officers or directors.

Amendments

The Board may terminate, amend or suspend the Plan, provided that no action may be taken by the Board (except those described in “Adjustments”) without stockholder approval to amend the Plan in any manner that requires stockholder approval pursuant to the Code or the regulations promulgated thereunder or pursuant to the Securities Exchange Act of 1934 or any rule promulgated thereunder or pursuant to NASDAQ rules. In addition, the Board may not amend an outstanding award in a manner that is detrimental to the participant without such participant’s consent.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination of shares, reclassification, or extraordinary dividend of cash or stock, or any similar event affecting Intuit’s common stock, the Compensation Committee shall adjust the number and kind of shares available for grant under the Plan, the individual limitations set forth in the Plan, the number and kind of shares subject to outstanding awards under the Plan, and the exercise or settlement price of outstanding stock options and of other awards.

The impact of a merger or other reorganization of Intuit on outstanding awards granted under the Plan shall be specified in the agreement relating to the merger or reorganization, subject to the limitations and restrictions set forth in the Plan. Such agreement may provide for, among other things, assumption of outstanding awards, accelerated vesting or accelerated expiration of outstanding awards, or settlement of outstanding awards in cash. With regard to each outstanding stock option, in the event an employee is terminated within one year of a merger or other specified transaction, the stock option will vest as to the number of shares that would have vested if the employee had remained employed for 12 months following his or her date of termination. RSUs generally provide for pro rata accelerated vesting if an employee is terminated within one year following a merger or other specified transaction, as defined in the applicable plan document.

U.S. Tax Consequences

Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the company. Intuit’s practice has been to grant non-qualified stock options. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the common stock on the exercise date and the stock option exercise price. Intuit will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option provided that the applicable periods for holding the resulting shares of stock are satisfied (except that alternative minimum tax may apply), and Intuit will receive no deduction when an incentive stock option is exercised. The tax treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Intuit may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

For restricted stock awards, no taxes are due when the award is initially made (unless the recipient makes a timely election under Section 83(b) of the Code), but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary rates on the value of the stock when the restrictions lapse, and then at capital gain rates when the shares are sold. For stock bonus awards and restricted stock units, the award becomes taxable when the shares are issued. Income tax is paid on the value of the stock or units when the shares are issued, and then at capital gain rates when the shares are sold.

As described above, awards granted under the Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by Intuit with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to Intuit’s Chief Executive Officer or any of the three other most highly compensated executive officers (excluding the Chief Financial Officer). To so qualify, options and other awards must be granted under the Plan by a committee consisting solely of two or more “outside directors” (as defined under regulations) and satisfy the Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.”

The Plan has been drafted in order to avoid the application of taxes, under Section 409A of the Code, on any participants.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of July 31, 2009, concerning securities authorized for issuance under all of Intuit’s equity compensation plans, excluding the additional shares we are proposing to add to the 2005 Equity Incentive Plan and the Employee Stock Purchase Plan in Proposals No. 3 and No. 4.

Number of
Securities
Remaining
	Number of		Weighted-		Available for
	Securities to be		Average		Future Issuance
	Issued upon		Exercise		Under Equity
	Exercise of		Price of		Compensation
	Outstanding		Outstanding		Plans (Excluding
	Options,		Options,		Securities
	Warrants and		Warrants and		Reflected in
	Rights (#)		Rights ($)		Column (a)) (#)
Plan Category	(a)		(b)		(c)

Equity compensation plans approved by security holders	53,635,945	(1)	26.24	(2)	8,827,572	(3)
Equity compensation plans not approved by security holders	1,557,287	(4)	17.74	(2)	—

Total	55,193,232		26.00	(2)	8,827,572

(1)	Represents 44,384,565 shares issuable upon exercise of options and 9,251,380 shares issuable under RSU awards, which are settled for shares of Intuit common stock on a one-for-one basis.

(2)	RSUs have been excluded for purposes of computing weighted-average exercise prices.

(3)	Represents 8,086,217 shares available for issuance under our 2005 Equity Incentive Plan and 741,355 shares available for issuance under our Employee Stock Purchase Plan.

(4)	Represents (i) outstanding options to purchase 157,908 shares at a weighted-average exercise price of $26.96, which were granted under our 1998 Option Plan for Mergers and Acquisitions; (ii) outstanding options to purchase 1,131,805 shares at a weighted-average exercise price of $16.45, which were assumed in connection with corporate acquisitions; and (iii) 267,574 shares issuable under RSU awards, which were assumed in connection with corporate acquisitions.

EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS

1998 Option Plan for Mergers and Acquisitions

In November 1998, our Board adopted the 1998 Option Plan for Mergers and Acquisitions (the “1998 Plan”) to grant non-qualified stock options to individuals Intuit hires as a result of acquisitions of, or mergers with, other companies. The 1998 Plan terminated on December 9, 2004 when stockholders approved the 2005 Equity Incentive Plan. Options granted prior to that date remain outstanding pursuant to their original terms and conditions. Intuit no longer grants any equity awards under the 1998 Plan.

Shares Subject to the 1998 Plan.  As of July 31, 2009, an aggregate of 157,908 shares remained issuable upon exercise of options granted under the 1998 Plan. If any option granted under the 1998 Plan expires or terminates for any reason without being exercised in full, the unexercised shares will not be available for grant by Intuit. All outstanding options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the 1998 Plan.

Other Plan Terms.  Options under the 1998 Plan could only be granted to employees, officers, consultants, independent contractors and advisors of Intuit or any parent, subsidiary or affiliate of Intuit hired as a result of a merger or acquisition and within 18 months following the completion of that acquisition or merger. If Intuit were acquired and the acquiring corporation did not assume or replace the awards granted under the 1998 Plan, or if Intuit were to liquidate or dissolve, all outstanding awards would become fully vested at such time and on such conditions as the Board determined, and the awards would expire at the closing of the transaction or at the time of dissolution or liquidation. If Intuit were acquired and the acquiring company assumed the outstanding options under the 1998 Plan, options granted on or after May 31, 2002 would accelerate as to 12 months of vesting if the optionee were terminated within one year following the acquisition.

PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

We are asking stockholders to approve the amendment of the Intuit Inc. Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares authorized for issuance under the Purchase Plan by 3,000,000 shares (from 13,800,000 shares to 16,800,000 shares).

We adopted the Purchase Plan so we could offer employees of Intuit and eligible subsidiaries the opportunity to purchase shares of Intuit stock at a discounted price as an incentive for continued employment. The Purchase Plan is a critical component of our efforts to attract and retain qualified employees. We are proposing an increase in the number of shares authorized and reserved for issuance under the Purchase Plan to enable us to continue providing this benefit to new and current employees. The Purchase Plan has a 10 year term and generally expires in July 2015. The Purchase Plan is described below.

Proposal No. 4 must be approved by a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

The Board of Directors recommends that you vote FOR the
amendment to the Employee Stock Purchase Plan

Purchase Plan Background

The Purchase Plan was adopted in its current form on December 15, 2006. The Compensation Committee administers the Purchase Plan and is responsible for interpreting its provisions. In October 2009, the Compensation Committee approved the amendment of the Purchase Plan, subject to stockholder approval, to increase the number of shares of Intuit’s common stock authorized for issuance under the Purchase Plan by 3,000,000 shares (from 13,800,000 shares to 16,800,000 shares). We are asking stockholders to approve the addition of 3,000,000 shares in this Proposal 4.

As of September 30, 2009, there were 442,857 shares available for future awards, not including the 3,000,000 shares for which we are seeking stockholder approval. The closing price of Intuit’s common stock on NASDAQ on September 30, 2009 was $28.50 per share.

The following is a summary of the key provisions of the Purchase Plan, assuming that stockholders approve this Proposal No. 4. This summary does not purport to be a complete description of all the provisions of the Purchase Plan. A copy of the Plan has been filed with this proxy statement as Appendix C, and the following description of the Purchase Plan is qualified in its entirety by reference to that Appendix.

New Plan Benefits

The actual number of shares that may be purchased by any individual under the Purchase Plan is not determinable in advance since the number is generally calculated using the contributed amount and the purchase price.

Aggregate Purchases Under the Employees Stock Purchase Plan

The table below shows, as to each Named Executive Officer and the various indicated groups, the aggregate number of shares of Intuit common stock purchased under the Purchase Plan since the plan’s inception through September 30, 2009. Non-employee directors are not eligible to participate in the Purchase Plan.

Aggregate
Number of
Name	Purchased Shares

Named Executive Officers:
Brad D. Smith	3,844
R. Neil Williams	—
Kiran M. Patel	—
Alexander M. Lintner	4,566
Sasan K. Goodarzi	—
All current executive officers as a group (8 persons)	15,587
All employees, excluding current executive officers	4,965,848

Eligibility

Employees of Intuit and certain subsidiaries (other than stockholders who own or have the right to acquire 5% or more of our common stock) are eligible to participate under a specific three-month offering period (“Offering Period”) under the Purchase Plan if they begin working fifteen (15) days prior to the beginning of such Offering Period. As of September 30, 2009, approximately 7,766 employees were eligible to participate in the Purchase Plan, and approximately 3,700 employees were participating. Employees participate in the Purchase Plan by electing payroll deductions that accumulate to purchase shares at a discount. Non-employee directors are not eligible to participate in the Purchase Plan.

Offering Periods

A new Offering Period begins on each June 16, September 16, December 16 and March 16. During each Offering Period payroll deductions accumulate. The Compensation Committee can change the duration of future Offering Periods prior to the scheduled beginning of the first Offering Period to be affected.

Payroll Deductions

On the last business day of each Offering Period, the accumulated payroll deductions are used to purchase stock. Eligible employees select payroll deduction rates in 1% increments from 2% to 10% of their base salary and commissions. No interest accrues on payroll deductions. Employees may increase or decrease the rate for the next Offering Period. After a participant enrolls in the Purchase Plan, the participant is automatically enrolled in subsequent Offering Periods unless the participant actively withdraws. A participant may withdraw from any Offering Period up to 15 days before the end of the Offering Period, in which event no stock will be purchased, and we will return the participant’s accumulated payroll deductions to the participant. In the event of a participant’s termination of employment for any reason, no stock will be purchased, and we will return the participant’s accumulated payroll deductions to the participant (or to the participant’s legal representative in the event of the participant’s death).

Purchase Price and Amount of Stock Purchased

When a participant enrolls in the Purchase Plan, the participant essentially receives an option to purchase shares on the last day of the upcoming Offering Period at the lower of 85% of the fair market value of the shares on the offering date (the first business day of the Offering Period) or the purchase date (the last business day of the Offering Period). The number of shares a participant will be able to purchase will generally be equal to the payroll deductions during the Offering Period, divided by the purchase price per share. The Purchase Plan limits each participant’s share purchases in order to stay within the Code’s $25,000 per calendar year purchase limitation (based on the fair market value of the shares on the first day of the Offering Period). In addition, the Purchase Plan authorizes the Compensation Committee to set a maximum share amount that can be purchased by a participant on a purchase date. Once a maximum share amount is set, it will continue to apply with respect to succeeding Offering Periods unless changed in accordance with the terms of the Plan. Also, the Compensation Committee may, but has not, set a maximum number of shares that may be purchased by any participant on any purchase date.

Transferability

Awards granted under the Purchase Plan are not transferable except by will or the laws of descent and distribution.

Mergers, Consolidations and Other Corporate Transactions

If Intuit is dissolved or liquidated, the current Offering Period will terminate immediately prior to the liquidation or dissolution unless the Compensation Committee decides otherwise. The Compensation Committee may, but is not required to, designate a date for the open Offering Period to terminate and allow each participant to purchase shares with accumulated payroll deductions. If Intuit sells substantially all of its assets or merges with another corporation, each option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation, unless the Compensation Committee decides to designate a date for the open Offering Period to terminate and allow each participant to purchase shares with accumulated payroll deductions.

Adjustments

In the event of a reorganization, recapitalization, rights offering or other increase or reduction of shares of Intuit’s common stock, or if Intuit is consolidated with or merged into any other company, the Compensation Committee may adjust the number of shares covered by outstanding options, the number of shares authorized for issuance under the Purchase Plan and the purchase price of outstanding options.

Purchase Plan Amendments

The Compensation Committee may generally amend or terminate the Purchase Plan at any time, including adoption of rules, procedures or sub-plans applicable to particular subsidiaries or employees in particular locations that allow for participation in the Purchase Plan. However, the Compensation Committee must obtain stockholder approval for any amendment to the Purchase Plan that requires stockholder approval pursuant to the Code, pursuant to NASDAQ rules or pursuant to any other applicable laws or regulations. Generally no changes affecting existing purchase rights may be made without the consent of the participants. However, the Compensation Committee may terminate the Purchase Plan or an Offering Period in progress if it determines that such termination is in the best interests of Intuit and the stockholders and/or the continuation of the Purchase Plan or the Offering Period would cause Intuit to incur adverse accounting charges due to a change in the generally accepted accounting rules or interpretations of those rules as they apply to the Purchase Plan.

Federal Income Tax Information

The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to U.S. based participants and to Intuit. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws. We encourage all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Tax Treatment of U.S. Participants.  Participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or gifts the shares less than one year after the purchase date or less than two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss.

Tax Treatment of Intuit.  When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, Intuit will generally be entitled to a tax deduction in the amount of the ordinary income.

APPENDIX A

INTUIT INC.

Supplemental Information for the Compensation Discussion and Analysis in the
Proxy Statement for the 2009 Annual Meeting of Stockholders

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES AND
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP MEASURES

The Compensation Discussion and Analysis (“CD&A”) beginning on page 19 of this proxy statement contains a non-GAAP financial measure — non-GAAP operating income. Table 1 on page A-2 of this proxy statement reconciles the non-GAAP financial measure in the CD&A to the most directly comparable financial measure prepared in accordance with Generally Accepted Accounting Principles (GAAP).

About Non-GAAP Financial Measures

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from non-GAAP operating income:

•	Share-based compensation expense

•	Amortization of purchased intangible assets

•	Acquisition-related charges

•	Charges for historical use of technology licensing rights

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments or our senior management. Segment managers are not held accountable for share-based compensation expenses, acquisition-related charges, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from non-GAAP operating income.

Share-based compensation expense.  These consist of non-cash expenses for stock options, restricted stock units and purchases of common stock under our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of purchased intangible assets and acquisition-related charges.  When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets of acquired entities. Acquisition-related charges in operating expenses include amortization of other purchased intangible assets such as customer lists, covenants not to compete and trade names.

Charge for historical use of technology licensing rights.  We exclude from our non-GAAP financial measures the portion of technology licensing fees that relates to historical use of that technology.

A-1

TABLE 1

INTUIT INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

	Twelve Months Ended July 31,
	2009	2008
	(In thousands)
	(Unaudited)

GAAP operating income from continuing operations	$682,060	$650,767
Amortization of purchased intangible assets	61,146	56,011
Acquisition-related charges	42,122	35,518
Charge for historical use of technology licensing rights	12,600	—
Share-based compensation expense	132,778	113,237

Non-GAAP operating income	$930,706	$855,533

See “About Non-GAAP Financial Measures” on page A-1 of this proxy statement for more information on these non-GAAP financial measures, the items excluded from the most directly comparable GAAP measures in arriving at non-GAAP financial measures, and the reasons management uses each measure and excludes the specified amounts in arriving at each non-GAAP financial measure.

A-2

APPENDIX B

INTUIT INC.

2005 EQUITY INCENTIVE PLAN
(As Amended on December   , 2009)

1. PURPOSE.  The purpose of the Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent or Subsidiaries by offering them an opportunity to participate in the Company’s future performance through awards of Options, Restricted Stock, Stock Bonuses, Stock Appreciation Rights (SARs) and Restricted Stock Units. Capitalized terms not defined in the text are defined in Section 26.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available.  Subject to Sections 2.2 and 21, 65,000,000 Shares are available for grant and issuance under the Plan. Shares that are subject to: (a) issuance upon exercise of an Option or SAR granted under this Plan but cease to be subject to the Option or SAR for any reason other than exercise of the Option; (b) an Award granted under this Plan but are forfeited or are repurchased by the Company at the original issue price; or (c) an Award granted under this Plan that otherwise terminates without Shares being issued, will return to the pool of Shares available for grant and issuance under this Plan. In any fiscal year of the Company no more than fifty percent (50%) of the Shares subject to Awards granted in such fiscal year may have an Exercise Price or Purchase Price per Share that is less than Fair Market Value on the applicable date of grant. In order that ISOs may be granted under this Plan, no more than 65,000,000 shares shall be issued as ISOs. The Company may issue Shares which are authorized but unissued or treasury shares pursuant to the Awards granted under this Plan. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Options and SARs granted under the Plan and all other outstanding but unvested Awards granted under the Plan.

2.2 Adjustment of Shares.  If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, extraordinary dividend of cash or stock or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance under the Plan and the limits that are set forth in Section 2.1; (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs; (c) the number of Shares subject to other outstanding Awards; (d) the 4,000,000 and 6,000,000 maximum number of shares that may be issued to an individual in any one calendar year set forth in Section 3; and (e) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 10, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee; and provided further that the Exercise Price of any Option may not be decreased to below the par value of the Shares.

3. ELIGIBILITY.  ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary. All other Awards may be granted to employees (including officers and directors who are also employees), Non-Employee Directors and consultants of the Company or any Parent or Subsidiary; provided that such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The Committee (or its designee under 4.1(c)) will from time to time determine and designate among the eligible persons who will be granted one or more Awards under the Plan. A person may be granted more than one Award under the Plan. However, no person will be eligible to receive more than 4,000,000 Shares issuable under Awards granted in any calendar year, other than new employees of the Company or of a Parent or Subsidiary (including new employees who are also officers and directors of the Company or any Parent or Subsidiary), who are eligible to receive up to a maximum of 6,000,000 Shares issuable under Awards granted in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1 Committee Authority.  The Plan shall be administered by the Committee or by the Board acting as the Committee. Except for the automatic grant of Awards to Non-Employee Directors pursuant to Section 10 hereof, and subject to the general purposes, terms and conditions of the Plan, the Committee will have full power to implement and carry out the Plan. Without limiting the previous sentence, the Committee will have the authority to:

(a) construe and interpret the Plan, any Award Agreement and any other agreement or document executed pursuant to the Plan;

(b) prescribe, amend and rescind rules and regulations relating to the Plan or any Award, including determining the subplans, forms and agreements used in connection with the Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel, the authority to approve revisions to the forms and agreements used in connection with the Plan that are designed to facilitate Plan administration both domestically and abroad, and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan;

(c) select persons to receive Awards; provided that the Committee may delegate to one or more Executive Officers (who would also be considered “officers” under Delaware law) the authority to grant an Award under the Plan to Participants who are not Insiders;

(d) determine the terms of Awards;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine whether Awards will be granted singly, in combination, or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary;

(g) grant waivers of Plan or Award conditions;

(h) determine the vesting, exercisability, transferability, and payment of Awards;

(i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement;

(j) determine whether an Award has been earned;

(k) amend the Plan; or

(l) make all other determinations necessary or advisable for the administration of the Plan.

4.2 Committee Interpretation and Discretion.  Any determination made by the Committee with respect to any Award pursuant to Section 4.1 above shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Participant. The Committee may delegate to one or more Executive Officers, the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and Participant. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of immediate taxation and/or tax penalties under Section 409A of the Code.

5. OPTIONS.  The Committee may grant Options to eligible persons and will determine (a) whether the Options will be ISOs or NQSOs; (b) the number of Shares subject to the Option, (c) the Exercise Price of the Option, (d) the period during which the Option may be exercised, and (e) all other terms and conditions of the Option, subject to the provisions of this Section 5 and the Plan.

5.1 Form of Option Grant.  Each Option granted under the Plan will be evidenced by a Stock Option Agreement that will expressly identify the Option as an ISO or NQSO. The Stock Option Agreement will be substantially in a form and contain such provisions (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

5.2 Date of Grant.  The date of grant of an Option will be the date on which the Committee makes the determination to grant the Option, unless a later date is otherwise specified by the Committee. The Stock Option Agreement, and a copy of the Plan and the current Prospectus for the Plan (plus any additional documents required to be delivered under applicable laws), will be delivered to the Participant within a reasonable time after the Option is granted. The Stock Option Agreement, Plan, the Prospectus and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3 Exercise Period and Expiration Date.  An Option will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Stock Option Agreement governing such Option, subject to the provisions of Section 5.6, and subject to Company policies established by the Committee (or by individuals to whom the Committee has delegated responsibility) from time to time with respect to vesting during leaves of absences. The Stock Option Agreement shall set forth the last date that the Option may be exercised (the ‘‘Expiration Date”); provided that no Option will be exercisable after the expiration of seven years from the date the Option is granted; and provided further that no ISO granted to a Ten Percent Stockholder will be exercisable after the expiration of five years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares subject to the Option as the Committee determines.

5.4 Exercise Price.  The Exercise Price of an Option will be determined by the Committee when the Option is granted and, subject to the limit of Section 2.1, may not be less than 100% of Fair Market Value on the date of grant); provided in addition, that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant; provided, however, that the Exercise Price with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value of the Shares on the date such Option is granted if such Exercise Price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. Payment for the Shares purchased must be made in accordance with Section 11 of the Plan and the Stock Option Agreement.

5.5 Procedures for Exercise.  A Participant or Authorized Transferee may exercise Options by following the procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company’s electronic mail system.

5.6 Termination.

(a) Vesting.  Any Option granted to a Participant will cease to vest on the Participant’s Termination Date, if the Participant is Terminated for any reason other than “total disability” (as defined in this Section 5.6(a)) or death. Any Option granted to a Participant who is an employee who has been actively employed by the Company or any Subsidiary for one year or more or who is a director, will vest as to 100% of the Shares subject to such Option, if the Participant is Terminated due to “total disability” or death. For purposes of this Section 5.6(a), “total disability” shall mean: (i) (A) for so long as such definition is used for purposes of the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Participant is unable to perform each of the material duties of any gainful occupation for which the Participant is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Participant from engaging in any employment or occupation for wage or profit; or, (B) if such definition has changed, such other definition of “total disability” as determined under the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan; and (ii) the Company shall have received from the Participant’s primary physician a certification that the Participant’s total disability is likely to be permanent. Any

Option held by an employee who is Terminated by the Company, or any Subsidiary or Parent within one year following the date of a Corporate Transaction, will immediately vest as to such number of Shares as the Participant would have been vested in twelve months after the date of Termination had the Participant remained employed for that twelve month period.

(b) Post-Termination Exercise Period.  Following a Participant’s Termination, the Participant’s Option may be exercised to the extent vested as set forth in Section 5.6(a):

(i) no later than 90 days after the Termination Date if a Participant is Terminated for any reason except death or Disability, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option; or

(ii) no later than (A) twelve months after the Termination Date in the case of Termination due to Disability or (B) eighteen months after the Termination Date in the case of Termination due to death or if a Participant dies within three months of the Termination Date, unless a longer time period, not exceeding five years, is specifically set forth in the Participant’s Stock Option Agreement; provided that no Option may be exercised after the Expiration Date of the Option.

5.7 Limitations on Exercise.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that the minimum number will not prevent a Participant from exercising an Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs.  The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under the Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary) shall not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the Options for the first $100,000 worth of Shares to become exercisable in that calendar year will be ISOs, and the Options for the Shares with a Fair Market Value in excess of $100,000 that become exercisable in that calendar year will be NQSOs. If the Code is amended to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be automatically incorporated into the Plan and will apply to any Options granted after the effective date of the Code’s amendment.

5.9 Notice of Disqualifying Dispositions of Shares Acquired on Exercise of an ISO.  If a Participant sells or otherwise disposes of any Shares acquired pursuant to the exercise of an ISO on or before the later of (a) the date two years after the Date of Grant, and (b) the date one year after the exercise of the ISO (in either case, a “Disqualifying Disposition”), the Company may require the Participant to immediately notify the Company in writing of such Disqualifying Disposition.

5.10 Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of Participant, impair any of Participant’s rights under any Option previously granted; and provided, further that without stockholder approval, the modified, extended, renewed or new Option may not have a lower Exercise Price than the outstanding Option. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected, by a written notice to them; provided, however, that unless prior stockholder approval is secured, the Exercise Price may not be reduced below that of the outstanding Option.

5.11 No Disqualification.  Notwithstanding any other provision in the Plan, no term of the Plan relating to ISOs will be interpreted, amended or altered, and no discretion or authority granted under the Plan will be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock.  A Restricted Stock Award is an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the following:

6.2 Restricted Stock Purchase Agreement.  All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price.  The Purchase Price for a Restricted Stock Award will be determined by the Committee and, subject to the limit of Section 2.1, may be less than Fair Market Value (but not less than the par value of the Shares) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company’s Stock Administration Department, as communicated and made available to Participants through the stock pages on the Intuit Legal Department intranet web site, and/or through the Company’s electronic mail system.

6.4 Terms of Restricted Stock Awards.  Restricted Stock Awards will be subject to such restrictions as the Committee may impose. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination During Performance Period.  If a Participant is Terminated during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Restricted Stock Award only to the extent earned as of the date of Termination in accordance with the Restricted Stock Purchase Agreement, unless the Committee will determine otherwise.

7. STOCK BONUS AWARDS.

7.1 Awards of Stock Bonuses.  A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award, but the number of Shares awarded is subject to the limit of Section 2.1.

7.2 Terms of Stock Bonus Awards.  The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award;

(b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

7.3 Form of Payment to Participant.  The Committee will determine whether the earned portion of a Stock Bonus Award will be paid to the Participant currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a Stock Bonus Award to a date or dates after the Stock Bonus Award is earned provided that the terms of the Stock Bonus Award and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, and in either a lump sum payment or in installments.

7.4 Termination of Participant .  In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

8. STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs.  A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled. The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

8.2 Terms of SARs.  The Committee will determine the terms of a SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, subject to the limit of Section 2.1, may not be less than 100% of Fair Market Value. A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria. The Exercise Price of an outstanding SAR may not be reduced without stockholder approval.

8.3 Exercise Period and Expiration Date.  A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the last date that the SAR may be exercised (the “Expiration Date”); provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

8.4 Form and Timing of Settlement.  Payment may be made in the form of cash or whole Shares or a combination thereof.

9. RESTRICTED STOCK UNITS

9.1 Awards of Restricted Stock Units.  A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. The Committee may authorize the issuance of RSUs to certain eligible persons who elect to defer cash compensation. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee or an officer of the Company (pursuant to Section 4.1(b)) has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan (including the limit set forth in Section 2.1). RSUs granted to Non-Employee Directors pursuant to Section 10 hereof shall be governed by that Section.

9.2 Terms of RSUs.  The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times at which the RSU vests; (c) the consideration to be distributed on settlement, and the effect on each RSU of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

9.3 Form and Timing of Settlement.  The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalents, if any, as the Committee determines. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee determines.

10. AUTOMATIC GRANTS TO NON-EMPLOYEE DIRECTORS.

10.1 Eligibility.  Non-Employee Directors are eligible to receive grants of RSUs pursuant to this Section 10.

10.2 Initial Grant.  Each Non-Employee Director automatically will be granted RSUs covering the number of Shares equal to $250,000 (subject to pro-ration as described herein), based on the Fair Market Value of the Shares on the grant date, which grant date shall be the first business day after such Non-Employee Director first becomes a member of the Board. If a Non-Employee Director previously was an employee of the Company and did not receive RSUs pursuant to the immediately preceding sentence, he or she automatically will be granted RSUs covering the number of Shares equal to $250,000 (subject to pro-ration as described herein), based on the Fair Market Value of the Shares on the grant date, which grant date shall be the first regularly scheduled RSU grant date for employees after the Non-Employee Director no longer is employed by the Company. RSUs granted pursuant to this

Section 10.2 shall be called an “Initial Grant.” The number of Shares subject to an Initial Grant shall be pro-rated by multiplying the number of shares comprising the full grant amount by a fraction, the numerator of which is equal to the number of calendar months the Non-Employee Director will have served on the Board between the grant date (or, the date the Non-Employee Director ceased to be an employee, if earlier) and the November 30 immediately preceding the last vesting date of the grant (inclusive) (assuming the Non-Employee Director serves for such entire amount of time), and the denominator of which is 48. For purposes of the foregoing sentence, a Non-Employee Director shall be credited with a calendar month of service if he or she serves on the Board for one or more days in such calendar month.

10.3 Succeeding Grant.  On the first business day following the annual meeting of the Company’s stockholders each year, each Non-Employee Director who has served continuously as a member of the Board since his or her Initial Grant automatically will be granted RSUs covering the number of Shares equal to $175,000, based on the Fair Market Value of the Shares on the grant date. RSUs granted pursuant to this Section 10.3 shall be called a “Succeeding Grant.”

10.4 Committee Grants.  Each Non-Employee Director who is newly appointed as a member of any Board Committee automatically will be granted RSUs covering the number of Shares equal to $57,500 (subject to pro-ration as described herein), based on the Fair Market Value of the Shares on the grant date, which grant date shall be the first business day after he or she is appointed to such Board Committee. The grant described in the foregoing sentence shall be pro-rated by multiplying the number of Shares comprising the full grant amount by a fraction, the numerator of which is equal to the number of calendar months the Non-Employee Director will have served on the Board Committee between the grant date and the November 30 immediately preceding the vesting date of the grant (inclusive) (assuming the Non-Employee Director serves for such entire amount of time), and the denominator of which is 12. For purposes of the foregoing sentence, a Non-Employee Director shall be credited with a calendar month of service if he or she serves on the Board Committee for one or more days in such calendar month. On the first business day following the annual meeting of the Company’s stockholders each year, each Non-Employee Director who has served continuously as a member of such Board Committee since the date he or she was appointed to such Board Committee will be granted RSUs covering the number of Shares equal to $57,500, based on the Fair Market Value of the Shares on the grant date.

Each Non-Employee Director who is newly appointed as the Chairperson of a Board Committee automatically will be granted RSUs covering the number of Shares equal to $17,500 (subject to pro-ration as described herein), based on the Fair Market Value of the Shares on the grant date, which grant date shall be the first business day after he or she is appointed to the position of Chairperson. The grant described in the foregoing sentence shall be pro-rated by multiplying the number of Shares comprising the full grant amount by a fraction, the numerator of which is equal to the number of calendar months the Non-Employee Director will have served as Chairperson between the grant date and the November 30 immediately preceding the vesting date of the grant (inclusive) (assuming the Non-Employee Director serves for such entire amount of time), and the denominator of which is 12. For purposes of the foregoing sentence, a Non-Employee Director shall be credited with a calendar month of service if he or she serves as the Chairperson of the Board Committee for one or more days in such calendar month. On the first business day following the annual meeting of the Company’s stockholders each year, each Non-Employee Director who has served continuously as the Chairperson of a Board Committee since the date he or she was appointed to such Board Committee will be granted RSUs covering the number of Shares equal to $17,500, based on the Fair Market Value of the Shares on the grant date.

For the avoidance of doubt, the Chairperson of a Board Committee shall receive grants of RSUs pursuant to both the first and second paragraphs of this Section 10.4. Notwithstanding the foregoing, a Non-Employee Director only shall receive grants of RSUs pursuant to this Section 10.4 with respect to two Board Committees in any year, notwithstanding that the Non-Employee Director may serve on more than two Board Committees. RSUs granted pursuant to this Section 10.4 shall be called “Committee Grants.”

10.5 Vesting

(a) Initial Grants.  Initial Grants shall vest in four (4) installments on the December 1 following the grant date and December 1 of each of the three succeeding calendar years, so long as the Non-Employee Director does not experience a Termination. The number of shares that vest on each vesting date shall be equal to the product of (a) the number of Shares comprising the full grant amount (assuming no pro-ration) multiplied by (b) 0.25. However, if an Initial Grant has been pro-rated, the number of Shares that vest on the first vesting date (but not any other vesting date) shall be pro-rated, such that it shall be equal to the product of (a) the number of Shares comprising the full grant amount (assuming no pro-ration) multiplied by (b) 0.25 multiplied by (c) a fraction, the numerator of which is the number of calendar months the Non-Employee Director will have served on the Board between the grant date and the November 30 immediately preceding the first vesting date and the denominator of which is 12. For purposes of the foregoing sentence, a Non-Employee Director shall be credited with a calendar month of service if he or she serves on the Board, or as a member or Chairperson of any Board Committee, for one or more days in such calendar month.

(b) Succeeding Grants.  Succeeding Grants shall vest in two (2) equal installments on December 1 first following the grant date and December 1 of the next succeeding calendar year, so long as the Non-Employee Director does not experience a Termination.

(c) Committee Grants.  Each Committee Grant shall vest as to 100% of the Shares on the December 1 following the grant date, so long as the Non-Employee Director does not experience a Termination.

(d) Disability or Death.  RSUs granted to a Non-Employee Director will vest as to 100% of the Shares if the Non-Employee Director incurs a “total disability” or dies. For purposes of this Section 10.5(d), “total disability” shall mean: (1) (i) for so long as such definition is used for purposes of the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan, that the Non-Employee Director is unable to perform each of the material duties of any gainful occupation for which the Non-Employee Director is or becomes reasonably fitted by training, education or experience and which total disability is in fact preventing the Non-Employee Director from engaging in any employment or occupation for wage or profit or (ii) if such definition has changed, such other definition of “total disability” as determined under the Company’s group life insurance and accidental death and dismemberment plan or group long term disability plan; and (2) the Company shall have received from the Non-Employee Director’s primary physician a certification that the Non-Employee Director’s total disability is likely to be permanent.

(e) Corporate Transaction.  In the event of a Corporate Transaction, RSUs granted to a Non-Employee Director will vest as to 100% of the Shares immediately prior to the consummation of such transaction.

10.6 Termination of RSUs.  Except as provided in Section 10.5(d), unvested RSUs shall be forfeited on the date upon which the Non-Employee Director experiences a Termination; provided, however, in the event that the date of the annual meeting of the Company’s stockholders occurs before December 1 in any calendar year (and an annual meeting of the Company’s stockholders was held in the preceding calendar year), any Non-Employee Director who experiences a Termination on the date of such annual meeting shall be deemed to have vested in the next installment of such Committee Grant that otherwise would have vested on the immediately following December 1.

10.7 Form of RSU Grant.  RSUs granted under this Section 10 shall be evidenced by a Non-Employee Director RSU Grant Agreement in such form as the Committee shall from time to time approve and which shall comply with and be subject to the terms and conditions of this Plan.

10.8 Form and Timing of Settlement.  The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalents, if any, as specified in the Non-Employee Director RSU Grant Agreement. To the extent specified in the Non-Employee Director RSU Grant Agreement, a Non-Employee Director may defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made. Payment shall be made in the form specified in the Non-Employee Director RSU Grant Agreement.

10.9 Fractional Shares.  For purposes of this Section 10, if a calculation of the number of Shares subject to a grant results in a fractional share, such number of Shares shall be rounded to the nearest whole Share.

11. PAYMENT FOR SHARE PURCHASES.

11.1 Payment.  Payment for Shares purchased pursuant to the Plan may be made by any of the following methods (or any combination of such methods) that are described in the applicable Award Agreement and that are permitted by law:

(a) in cash (by check);

(b) in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by cancellation of indebtedness of the Company to the Participant;

(c) by surrender of shares of the Company’s Common Stock (including Shares otherwise issuable pursuant to the applicable Award);

(d) in the case of exercise by the Participant, Participant’s guardian or legal representative or the authorized legal representative of Participants’ heirs or legatees after Participant’s death, by waiver of compensation due or accrued to Participant for services rendered;

(e) by tender of property; or

(f) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “same day sale” procedures and in accordance with law; or

(2) through a “margin” commitment from Participant or Authorized Transferee and an NASD Dealer meeting the requirements of the Company’s “margin” procedures and in accordance with law.

11.2 Issuance of Shares.  Upon payment of the applicable Purchase Price or Exercise Price (or a commitment for payment from the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment), and compliance with other conditions and procedures established by the Company for the purchase of shares, the Company shall issue the Shares registered in the name of Participant or Authorized Transferee (or in the name of the NASD Dealer designated by the Participant or Authorized Transferee in the case of an exercise by means of a “same-day sale” or “margin” commitment) and shall deliver certificates representing the Shares (in physical or electronic form, as appropriate). The Shares may be subject to legends or other restrictions as described in Section 15 of the Plan.

12. WITHHOLDING TAXES.

12.1 Withholding Generally.  Whenever Shares are to be issued in satisfaction of Awards granted under the Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate(s) for the Shares. If a payment in satisfaction of an Award is to be made in cash, the payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

12.2 Stock Withholding.  When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may, in its sole discretion, allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of whole Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

13. PRIVILEGES OF STOCK OWNERSHIP.  No Participant or Authorized Transferee will have any rights as a stockholder of the Company with respect to any Shares until the Shares are issued to the Participant or Authorized Transferee. After Shares are issued to the Participant or Authorized Transferee, the Participant or

Authorized Transferee will be a stockholder and have all the rights of a stockholder with respect to the Shares including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if the Shares are Restricted Stock, any new, additional or different securities the Participant or Authorized Transferee may become entitled to receive with respect to the Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided further, that the Participant or Authorized Transferee will have no right to retain such dividends or distributions with respect to Shares that are repurchased at the Participant’s original Exercise Price or Purchase Price pursuant to Section 15.

14. TRANSFERABILITY.  No Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process; provided, however that with the consent of the Committee a Participant may transfer a NQSO to an Authorized Transferee. Transfers by the Participant for consideration are prohibited. Without such permission by the Committee, a NQSO shall like all other Awards under the Plan be exercisable (a) during a Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; and (b) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.

15. RESTRICTIONS ON SHARES.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of a Participant’s Shares that are not “Vested” (as defined in the Award Agreement), following the Participant’s Termination, at any time within ninety days after the later of (a) the Participant’s Termination Date or (b) the date the Participant purchases Shares under the Plan, for cash or cancellation of purchase money indebtedness with respect to Shares, at the Participant’s original Exercise Price or Purchase Price; provided that upon assignment of the right to repurchase, the assignee must pay the Company cash equal to the excess of the Fair Market Value of the Shares over the original Purchase Price.

16. CERTIFICATES.  All certificates for Shares or other securities delivered under the Plan (whether in physical or electronic form, as appropriate) will be subject to stock transfer orders, legends and other restrictions that the Committee deems necessary or advisable, including without limitation restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system on which the Shares may be listed.

17. ESCROW.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other transfer instruments approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company, to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award shall not be effective unless the Award is in compliance with all applicable state, federal and foreign securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the Shares may then be listed, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in the Plan, the Company shall have no obligation to issue or deliver certificates for Shares under the Plan prior to (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and/or (b) completion of any registration or other qualification of such shares under any state, federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company shall be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state, federal or foreign securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.

19. NO OBLIGATION TO EMPLOY.  Nothing in the Plan or any Award granted under the Plan shall confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary or limit in any way the right of the Company or any Parent or Subsidiary to terminate Participant’s employment or other relationship at any time, with or without cause.

20. REPRICING PROHIBITED; EXCHANGE AND BUYOUT OF AWARDS.  The repricing of Options or SARs is prohibited without prior stockholder approval. The Committee may, at any time or from time to time, authorize the Company, with prior stockholder approval, in the case of an Option or SAR exchange, and the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant shall agree; provided, however, that in no event will an Option with an Exercise Price above the Fair Market Value at the time of such proposed buyout be repurchased.

21. CORPORATE TRANSACTIONS.

21.1 Assumption or Replacement of Awards by Successor.  Except as provided for in Section 10.5(e), in the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation, if any, refuses to assume or replace the Awards, as provided above, pursuant to a Corporate Transaction or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards shall immediately vest as to 100% of the Shares subject thereto at such time and on such conditions as the Board shall determine and the Awards shall expire at the closing of the transaction or at the time of dissolution or liquidation.

21.2 Other Treatment of Awards.  Subject to any greater rights granted to Participants under Section 21.1, in the event of a Corporate Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation or sale of assets.

21.3 Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under the Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such substitution or assumption shall be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under the Plan if the other company had applied the rules of the Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award shall remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

22. ADOPTION AND STOCKHOLDER APPROVAL.  The Plan was initially adopted by the Compensation and Organizational Development Committee on August 26, 2004. The Plan became effective upon approval by stockholders of the Company, consistent with applicable laws.

23. TERM OF PLAN.  The Plan will terminate on December 9, 2011, unless extended beyond such date by stockholder approval.

24. AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend the Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to the Plan. Notwithstanding the foregoing, neither the Board nor the Committee shall, without the approval of the stockholders of the Company, amend the Plan in any manner that requires such stockholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or pursuant to the Exchange Act or any rule promulgated thereunder or pursuant to the listing requirements of the national securities market on which the Shares are listed. In addition, no amendment that is detrimental to a Participant may be made to any outstanding Award without the consent of the Participant. Unless otherwise provided, an Award shall be governed by the version of the Plan in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN; UNFUNDED PLAN.  Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The Plan shall be unfunded. Neither the Company nor the Board shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Company, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan.

26. DEFINITIONS.  As used in the Plan, the following terms shall have the following meanings:

(a) “Authorized Transferee” means the permissible recipient, as authorized by this Plan and the Committee, of an NQSO that is transferred during the Participant’s lifetime by the Participant by gift or domestic relations order. For purposes of this definition a “permissible recipient” is: (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption; (ii) any person (other than a tenant or employee) sharing the Participant’s household; (iii) a trust in which the persons in (i) or (ii) have more than fifty percent of the beneficial interest; (iv) a foundation in which the persons in (i) or (ii) or the Participant control the management of assets; or (v) any other entity in which the person in (i) or (ii) or the Participant own more than fifty percent of the voting interest.

(b) “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right or Restricted Stock Unit.

(c) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Board Committee” means each of the Acquisition Committee, the Audit and Risk Committee, the Compensation and Organizational Development Committee and the Nominating & Governance Committee.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(g) “Committee” means the Compensation and Organizational Development Committee of the Board or such other committee appointed by the Board to administer the Plan, or if no committee is appointed, the Board. Each member of the Committee shall be (i) a “non-employee director” for purposes of Section 16 and Rule 16b-3 of the Exchange Act, and (ii) an “outside director” for purposes of Section 162(m) of the Code, unless the Board has fewer than two such outside directors.

(h) “Company” means Intuit Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(i) “Corporate Transaction” means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

(j) “Disability” means a disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(l) “Executive Officer” means a person who is an “executive officer” of the Company as defined in Rule 3b-7 promulgated under the Exchange Act.

(m) “Exercise Price” means the price at which a Participant who holds an Option or SAR may purchase the Shares issuable upon exercise of the Option or SAR.

(n) “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(1) if such Common Stock is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on such date or if such date is not a trading date, the closing price on the NASDAQ National Market on the last trading date that precedes such date;

(2) if such Common Stock is publicly traded and is then listed on a national securities exchange, the last reported sale price on such date or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(3) if such Common Stock is publicly traded but is not quoted on the NASDAQ National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported by The Wall Street Journal, for the over-the-counter market; or

(4) if none of the foregoing is applicable, by the Board of Directors in good faith.

(o) “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

(p) “ISO” means an Incentive Stock Option within the meaning of the Code.

(q) “NASD Dealer” means broker-dealer that is a member of the National Association of Securities Dealers, Inc.

(r) “NQSO” means a nonqualified stock option that does not qualify as an ISO.

(s) “Option” means an Award pursuant to Section 5 of the Plan.

(t) “Non-Employee Director” means a member of the Company’s Board of Directors who is not a current employee of the Company or any Parent or Subsidiary.

(u) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(v) “Participant” means a person who receives an Award under the Plan.

(w) “Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

(1) Net revenue and/or net revenue growth;

(2) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

(3) Operating income and/or operating income growth;

(4) Net income and/or net income growth;

(5) Earnings per share and/or earnings per share growth;

(6) Total stockholder return and/or total stockholder return growth;

(7) Return on equity;

(8) Operating cash flow return on income;

(9) Adjusted operating cash flow return on income;

(10) Economic value added; and

(11) Individual business objectives.

(x) “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

(y) “Plan” means this Intuit Inc. 2005 Equity Incentive Plan, as amended from time to time.

(z) “Prospectus” means the prospectus relating to the Plan, as amended from time to time, that is prepared by the Company and delivered or made available to Participants pursuant to the requirements of the Securities Act.

(aa) “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

(bb) “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan.

(cc) “Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 10 of the Plan.

(dd) “RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 9 of the Plan.

(ee) “SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 8 of the Plan.

(ff) “SEC” means the Securities and Exchange Commission.

(gg) “Securities Act” means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

(hh) “Shares” means shares of the Company’s Common Stock $0.01 par value, reserved for issuance under the Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

(ii) “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.

(jj) “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.

(kk) “Stock Option Agreement” means the agreement which evidences a Stock Option, granted pursuant to Section 5 of the Plan.

(ll) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(mm) “Ten Percent Stockholder” means any person who directly or by attribution owns more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

(nn) “Termination” or “Terminated” means, for purposes of the Plan with respect to a Participant, that the Participant has ceased to provide services as an employee, director, consultant, independent contractor or adviser, to the Company or a Parent or Subsidiary; provided that a Participant shall not be deemed to be Terminated if the Participant is on a leave of absence approved by the Committee or by an officer of the Company designated by the Committee; and provided further, that during any approved leave of absence, vesting of Awards shall be suspended or continue in accordance with guidelines established from time to time by the Committee. Subject to the foregoing, the Committee shall have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

APPENDIX C

INTUIT INC.

EMPLOYEE STOCK PURCHASE PLAN
(As Amended on December   , 2009)

1. Establishment of Plan.  The Company proposes to grant options for purchase of the Company’s Common Stock, $0.01 par value, to eligible employees of the Company and Participating Subsidiaries pursuant to this Plan. A total of 16,800,000shares of the Company’s Common Stock is reserved for issuance under this Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Capitalized terms not defined in the text are defined in Section 26 below. Any term not expressly defined in this Plan that is defined in Section 423 of the Code shall have the same definition herein.

2. Purpose.  The purpose of this Plan is to provide eligible employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

3. Administration.  This Plan shall be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan and any agreement or document executed pursuant to this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee shall have full power and authority to prescribe, amend and rescind rules and regulations relating to this Plan, including determining the subplans, forms and agreements used in connection with this Plan; provided that the Committee may delegate to the President, the Chief Financial Officer or the officer in charge of Human Resources, in consultation with the General Counsel or her designee, the authority to approve revisions to the forms and agreements used in connection with this Plan that are designed to facilitate administration of the Plan both domestically and abroad and that are not inconsistent with the Plan or with any resolutions of the Committee relating to the Plan. The Committee may amend this Plan as described in Section 25 below. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Committee members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company.

4. Eligibility.

(a) Any employee of the Company or of any Participating Subsidiary is eligible to participate in an Offering Period under this Plan, except the following:

(i) employees who are not employed fifteen (15) days before the beginning of such Offering Period; and

(ii) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries.

(b) An individual who provides services to the Company, or any Participating Subsidiary, as an independent contractor shall not be considered an “employee” for purposes of this Section 4 or this Plan, and shall not be eligible to participate in the Plan, except during such periods as the Company or the Participating Subsidiary, as applicable, is required to withhold U.S. federal employment taxes for the individual. This exclusion from participation shall apply even if the individual is reclassified as an employee, rather than an independent contractor, for any purpose other than U.S. federal employment tax withholding.

5. Offering Dates.

(a) Offering Periods shall be of three (3) months duration commencing on each June 16, September 16, December 16 and March 16 and ending on the following September 15, December 15, March 15 and June 15, respectively.

(b) The Committee shall have the power to change the duration of Offering Periods with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected.

6. Participation in this Plan.  An eligible employee may become a Participant in an Offering Period on the first Offering Date after satisfying the eligibility requirements by following the enrollment procedures established by the Company and enrolling in the Plan by the enrollment deadline established by the Company before such Offering Date. The enrollment deadline shall be the same for all eligible employees with respect to a given Offering Period. An eligible employee who does not timely enroll after becoming eligible to participate in such Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such employee follows the enrollment procedures established by the Company and enrolls in this Plan by the enrollment deadline established by the Company before a subsequent Offering Date. A Participant will automatically participate in each Offering Period commencing immediately following the last day of the prior Offering Period unless he or she withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Sections 11 or 12 below. A Participant is not required to file any additional agreement in order to continue participation in this Plan. An employee may only participate in one Offering Period at a time.

7. Grant of Option on Enrollment.  Enrollment by an eligible employee in this Plan with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by dividing (a) the amount accumulated in such employee’s payroll deduction account during the applicable Accrual Period in such Offering Period by (b) the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Offering Date (but in no event less than the par value of a share of the Company’s Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Company’s Common Stock on the Purchase Date (but in no event less than the par value of a share of the Company’s Common Stock); provided, however, that the number of shares of the Company’s Common Stock subject to any option granted pursuant to this Plan shall not exceed the maximum number of shares which may be purchased pursuant to Sections 10(a), 10(b) or 10(c) below with respect to the applicable Accrual Period. The fair market value of a share of the Company’s Common Stock shall be determined as provided in Section 8 hereof.

8. Purchase Price.  The purchase price per share at which a share of Common Stock will be sold to Participants in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a) The Fair Market Value on the Offering Date; or

(b) The Fair Market Value on the Purchase Date;

provided, however, that in no event may the purchase price per share of the Company’s Common Stock be below the par value per share of the Company’s Common Stock.

9. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.

(a) The purchase price of the shares is accumulated by regular payroll deductions made during each Accrual Period. The deductions are made as a percentage of the Participant’s compensation in one percent (1%) increments not less than two percent (2%), nor greater than ten percent (10%) or such lower limit set by the Committee. Compensation shall mean base salary and commissions and shall not include annual bonuses. Payroll deductions shall commence on the first payday of each Accrual Period and shall end on the last payday that occurs in such Accrual Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, if the last payday that occurs in an Accrual Period is within five business days prior to the Purchase Date, the last payday shall be deemed to be the immediately preceding payday.

(b) A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions before the beginning of such Offering Period by the deadline established by the Company and in accordance with the Company’s administrative procedures for the Plan.

(c) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not timely submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The purchase price per share shall be as specified in Section 8 of this Plan. Any cash remaining in a Participant’s account after such purchase of shares because the amount is insufficient to purchase a whole share shall be returned to the Participant, without interest. Any cash remaining in a Participant’s account after such purchase due to the limitations in Section 10 below shall be returned to the Participant, without interest. Subject to Section 12 below, no Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date.

(e) As promptly as practicable after the Purchase Date, the Company shall deliver shares representing the shares purchased.

(f) During a Participant’s lifetime, such Participant’s option to purchase shares hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised. Shares issued for the benefit of a Participant under this Plan will be issued to an account in the name of the Participant. The Company may require shares to be issued to an account established by a broker dealer approved by the Company.

10. Limitations on Shares to be Purchased.

(a) No Participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which the employee is a Participant in this Plan.

(b) No Participant shall be entitled to purchase more than the Maximum Share Amount on any single Purchase Date. Prior to the commencement of any Offering Period, the Committee may, in its sole discretion, set a Maximum Share Amount. In no event shall the Maximum Share Amount exceed the amounts permitted under Section 10(e) below. If a new Maximum Share Amount is set, then all Participants must be notified of such Maximum Share Amount prior to the deadline established by the Company to enroll or change the rate of payroll deductions for the next Offering Period. Once the Maximum Share Amount is set, it shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

(c) If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected thereby.

(d) Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the Participant as soon as practicable after the end of the applicable Accrual Period, without interest.

(e) No more than twice the number of shares that the Participant could have purchased at the price on an Offering Date may be purchased by a Participant on any single Purchase Date within the Offering Period.

11. Withdrawal.

(a) Each Participant may withdraw from an Offering Period under this Plan by withdrawing from the Plan in accordance to the procedures established by the Company by the deadline established by the Company for withdrawals.

(b) Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in this Plan shall terminate. In the event a Participant withdraws from this Plan in accordance with Section 11(a), he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth above in Section 6 for initial participation in this Plan.

12. Termination of Employment.

(a) Termination of a Participant’s employment for any reason, including retirement, death or the failure of a Participant to remain an eligible employee under Section 4 above, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest.

(b) For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain an eligible employee in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

13. Return of Payroll Deductions.  In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated, the Company shall promptly deliver to the Participant all payroll deductions credited to such Participant’s account. No interest shall accrue on the payroll deductions of a Participant in this Plan.

14. Capital Changes.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; and provided further, that the price per share of Common Stock shall not be reduced below its par value per share. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action and the accrued payroll deductions will be returned to each Participant without interest, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, shorten each Offering Period in progress and establish a new Purchase Date (the “Special Purchase Date”) upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase whole shares with any remaining cash balance in a Participant’s account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each option under this

Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation does not assume or substitute such options, the Committee shall shorten each Offering Period in progress and establish a Special Purchase Date upon which the accrued payroll deductions of each Participant who does not elect to withdraw his or her payroll deductions will be used to purchase whole shares with any remaining cash balance in a Participant’s account being returned to such Participant as soon as administratively practicable following the Special Purchase Date. The price at which each share may be purchased on such Special Purchase Date shall be calculated in accordance with Section 8 above as if “Purchase Date” were replaced by “Special Purchase Date”.

The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation; provided, that the price per share of Common Stock shall not be reduced below its par value per share.

15. Nonassignability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. Reports.  Individual accounts will be maintained for each Participant in this Plan. Each Participant shall receive promptly after the end of each Offering Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the per share price thereof and any cash remaining in the Participant’s account after the shares are purchased.

17. Notice of Disposition.  In order that the Company may properly report the compensation attributable to a Participant’s disposition of shares purchased under this Plan, the Company may require Participants to keep shares purchased under this Plan in an account established with a broker dealer approved by the Company until the Participant sells, gifts or transfers such shares by descent or distribution. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. No Rights to Continued Employment.  Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary, or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.

19. Equal Rights And Privileges.  All eligible employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423. This Section 19 shall take precedence over all other provisions in this Plan.

20. Notices.  All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Term; Stockholder Approval.  This Plan became effective October 7, 1996, the date on which it was adopted by the Board and was approved by the stockholders of the Company, in a manner permitted by applicable corporate law, within twelve (12) months after the date this Plan was adopted by the Board. No purchase of shares pursuant to this Plan occurred prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board or the Committee (which termination may be effected at any time), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) July 27, 2015.

22. Death of a Participant.  In the event of a Participant’s death, payroll deductions in his or her account shall be refunded to the Participant’s legal representative in accordance with the Company’s then current Payroll Department’s procedures for payment of a deceased employees’ wages. Any shares purchased under the Plan on behalf of a Participant are to be treated in accordance with the Participant’s will or the laws of descent and distribution.

23. Conditions Upon Issuance of Shares; Limitation on Sale of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

24. Applicable Law.  The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of California.

25. Amendment or Termination of this Plan.  The Committee may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would materially adversely affect the right of any Participant.

Notwithstanding the prohibition against affecting options previously granted under this Plan, this Plan or an Offering Period may be terminated by the Committee on a Purchase Date or by the Committee’s setting a new Purchase Date with respect to an Offering Period then in progress if the Committee determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change in the generally accepted accounting rules or interpretations thereof that are applicable to this Plan.

The Company must obtain stockholder approval for each amendment of this Plan for which stockholder approval is required by the Code, the rules of any stock exchange or automated quotation system upon which the Company’s shares may then be listed, or any other applicable laws or regulation. Such stockholder approval must be obtained, in a manner permitted by applicable corporate law, within twelve (12) months of the adoption of such amendment by the Committee.

26. Definitions.

(a) “Accrual Period” means the three-month period coinciding with the Offering Period during which payroll deductions are accumulated.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation and Organizational Development Committee appointed by the Board. The Committee is comprised of at least two (2) members of the Board, all of whom are Outside Directors.

(e) “Company” means Intuit Inc., a Delaware corporation.

(f) “Fair Market Value” means as of any date, the value of a share of the Company’s Common Stock determined as follows:

(i) if such Common Stock is then quoted on the Nasdaq National Market, its last reported sale price on the Nasdaq National Market or, if no such reported sale takes place on such date, the average of the closing bid and asked prices;

(ii) if such Common Stock is publicly traded and is then listed on a national securities exchange, its last reported sale price or, if no such reported sale takes place on such date, the average of the closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(iii) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market or listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on such date, as reported in The Wall Street Journal, for the over-the-counter market; or

(iv) if none of the foregoing is applicable, by the Board in good faith.

(g) “Maximum Share Amount” means the maximum number of shares which may be purchased by any employee at any single Purchase Date.

(h) “Notice Period” is the period beginning two (2) years from the Offering Date and one (1) year from the Purchase Date on which such shares were purchased.

(i) “Offering Date” is the first business day of each Offering Period.

(j) “Offering Period” means a three-month period containing a single three-month Accrual Period.

(k) “Outside Directors” means outside directors within the meaning of Code Section 162(m).

(l) “Participating Subsidiaries” means Subsidiaries that have been designated by the Committee from time to time as eligible to participate in this Plan.

(m) “Plan” means this Intuit Inc. Employee Stock Purchase Plan, as amended from time to time.

(n) “Parent Corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Code Sections 424(e) and 424(f).

(o) “Participant” means an employee who meets the eligibility requirements of Section 4 above and timely enrolls in the Plan in accordance with Section 6 above.

(p) “Purchase Date” is the last business day of each Accrual Period.

(q) “Reserves” means (i) the number of shares of Common Stock covered by each option under this Plan which has not yet been exercised and (ii) the number of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option.

INTUIT INC.
P.O. BOX 7850
MOUNTAIN VIEW, CA 94039
Please date, sign and mail your
proxy card back as soon as possible!
Annual Meeting of Stockholders
INTUIT INC.
December 15, 2009
- Please detach and Mail in Envelope Provided -
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M17993-P84330	KEEP THIS PORTION FOR YOUR RECORDS

	THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

INTUIT INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you are withholding on the line below.

The Board of Directors recommends that you vote FOR all of the nominees listed below:

1. ELECTION OF DIRECTORS	☐	☐	☐

	Nominees:

	01)	David H. Batchelder	07)	Edward A. Kangas
	02)	Christopher W. Brody	08)	Suzanne Nora Johnson
	03)	William V. Campbell	09)	Dennis D. Powell
	04)	Scott D. Cook	10)	Stratton D. Sclavos
	05)	Diane B. Greene	11)	Brad D. Smith
	06)	Michael R. Hallman

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposal(s):					For	Against	Abstain

2.	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2010.				☐	☐	☐

3.	Approve the amendment to our 2005 Equity Incentive Plan.				☐	☐	☐

4.	Approve the amendment to our Employee Stock Purchase Plan.				☐	☐	☐

To act upon such other business as may properly come before the meeting or any adjournment or any postponement thereof.

NOTE: Please sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M17994-P84330
INTUIT INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
DECEMBER 15, 2009
The undersigned hereby appoints Brad D. Smith and Laura A. Fennell, or either of them as proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Intuit Inc. to be held at 8:30 a.m. Pacific Standard Time on December 15, 2009, at Intuit’s offices at 2600 Casey Avenue, Mountain View, California, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed on the reverse side:
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTUIT. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 and 4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission, and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.
(Continued, and to be marked, dated and signed, on the other side)